AGREEMENT AND PLAN

                  dated as of the 11th day of September, 1997

                                 by and among

                           NATIONWIDE STAFFING, INC.


                          ALTERNATIVE SOLUTIONS, INC.


                               the STOCKHOLDERS


                           NEWBURY EMPLOYMENT, INC.

                                      and

                           the NEWBURY STOCKHOLDERS

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                                                                          Page

INTRODUCTION AND RECITALS....................................................1

1. THE EXCHANGE..............................................................4
      1.1   The Exchange.....................................................4
      1.2   Board of Directors and Officers of the COMPANY and NEWBURY.......5
      1.3   Certain Information With Respect to the Capital Stock of the
            COMPANY, PARENT and NEWBURY......................................5

2. REGARDING THE PARENT STOCK................................................6

3. DELIVERY OF EXCHANGE CONSIDERATION........................................6

4. CLOSING...................................................................7

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY,
   STOCKHOLDERS, NEWBURY AND NEWBURY STOCKHOLDERS............................7
      5.1   Due Organization.................................................8
      5.2   Authorization....................................................8
      5.3   Capital Stock of the COMPANY.....................................8
      5.4   Transactions in Capital Stock; Organization Accounting...........9
      5.5   No Bonus Shares..................................................9
      5.6   Subsidiaries.....................................................9
      5.7   Predecessor Status; Etc..........................................9
      5.8   Spin-off by the COMPANY..........................................9
      5.9   Financial Statements, Etc.......................................10
      5.10  Liabilities and Obligations.....................................10
      5.11  Accounts and Notes Receivable...................................11
      5.12  Permits and Intangibles.........................................11
      5.13  Environmental Matters...........................................12
      5.14  Personal Property...............................................13
      5.15  Significant Customers; Material Contracts and Commitments.......13
      5.16  Real Property...................................................14
      5.17  Insurance.......................................................15
      5.18  Compensation; Employment Agreements; Organized Labor Matters....15
      5.19  Employee Plans..................................................16

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      5.20  Compliance with ERISA...........................................17
      5.21  Conformity with Law; Litigation.................................18
      5.22  Taxes...........................................................18
      5.23  No Violations...................................................19
      5.24  Government Contracts............................................19
      5.25  Absence of Changes..............................................19
      5.26  Deposit Accounts; Powers of Attorney............................21
      5.27  Validity of Obligations.........................................21
      5.28  Relations with Governments......................................21
      5.29  Disclosure......................................................21
      5.30  Prohibited Activities...........................................22
      5.31  Authority; Ownership............................................23
      5.32  Preemptive Rights...............................................23
      5.33  No Intention to Dispose of Parent Stock.........................23
      5.34  Organization....................................................23
      5.35  No Foreign Qualification........................................23
      5.36  Taxes...........................................................23
      5.37  Company Stock...................................................24
      5.38  No Business.....................................................24
      5.39  No Claims.......................................................24
      5.40  Indemnity.......................................................24
      5.41  Authority; Ownership............................................24
      5.42  Preemptive Rights...............................................24
      5.43  No Intention to Dispose of Parent Stock.........................25

6. REPRESENTATIONS OF PARENT................................................25
      6.1   Due Organization................................................25
      6.2   Authorization...................................................25
      6.3   Capital Stock of PARENT.........................................25
      6.4   Transactions in Capital Stock, Organization Accounting..........26
      6.5   Subsidiaries....................................................26
      6.6   Financial Statements............................................26
      6.7   Liabilities and Obligations.....................................26
      6.8   Conformity with Law; Litigation.................................26
      6.9   No Violations...................................................27
      6.10  Validity of Obligations.........................................27
      6.11  Parent Stock....................................................27
      6.12  No Side Agreements..............................................27
      6.13  Business; Real Property; Material Agreements....................28
      6.14  Taxes...........................................................28

                                    -ii-
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      6.15  Absence of Changes.  ...........................................28
      6.16  Disclosure.  ...................................................29

7. COVENANTS PRIOR TO CLOSING...............................................30
      7.1   Access and Cooperation; Due Diligence...........................30
      7.2   Conduct of Business Pending Closing.............................30
      7.3   Prohibited Activities...........................................31
      7.4   No Shop.........................................................33
      7.5   Notice to Bargaining Agents.....................................33
      7.6   Agreements......................................................33
      7.7   Notification of Certain Matters.................................33
      7.8   Amendment of Schedules..........................................34
      7.9   Cooperation in Preparation of Registration Statement............35
      7.10  Final Financial Statements......................................36
      7.11  Further Assurances..............................................36
      7.12  Authorized Capital..............................................36
      7.13  Compliance with Hart-Scott......................................36

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS,
   COMPANY, NEWBURY AND NEWBURY STOCKHOLDERS................................36
      8.1   Representations and Warranties; Performance of Obligations......37
      8.2   Satisfaction....................................................37
      8.3   No Litigation...................................................37
      8.4   Opinion of Counsel..............................................37
      8.5   Registration Statement..........................................38
      8.6   Consents and Approvals..........................................38
      8.7   Good Standing Certificates......................................38
      8.8   No Material Adverse Effect......................................38
      8.9   Closing of IPO..................................................38
      8.10  Secretary's Certificate.........................................38
      8.11  Employment Agreements...........................................38
      8.12  Tax Matters.  ..................................................38
      8.13  Parallel Transfer Restrictions..................................39
      8.14  Mergers.........................................................39
      8.15  Listing.........................................................39

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT............................39
      9.1   Representations and Warranties; Performance of Obligations......39
      9.2   No Litigation...................................................40
      9.3   Secretary's Certificate.........................................40

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      9.4   No Material Adverse Effect......................................40
      9.5   STOCKHOLDERS' and NEWBURY STOCKHOLDERS' Release.................40
      9.6   Satisfaction....................................................40
      9.7   Termination of Related Party Agreements.........................40
      9.8   Opinion of Counsel..............................................41
      9.9   Consents and Approvals..........................................41
      9.10  Good Standing Certificates......................................41
      9.11  Registration Statement..........................................41
      9.12  Employment Agreements...........................................41
      9.13  Closing of IPO..................................................41
      9.14  FIRPTA Certificate..............................................41

10.   COVENANTS OF PARENT, STOCKHOLDERS AND NEWBURY STOCKHOLDERS
      AFTER CLOSING.........................................................42
      10.1  Repayment of Certain Obligations................................42
      10.2  Preservation of Tax Treatment...................................42
      10.3  Preparation and Filing of Tax Returns...........................42
      10.4  Directors.......................................................43
      10.5  Preservation of Employee Benefit Plans..........................43
      10.6  Dividends.......................................................43

11.   INDEMNIFICATION.......................................................43
      11.1  Indemnification by the STOCKHOLDERS and NEWBURY
            STOCKHOLDERS....................................................43
      11.2  Indemnification by PARENT.......................................44
      11.3  Third Person Claims.............................................45
      11.4  Exclusive Remedy................................................46
      11.5  Limitations on Indemnification..................................46

12.   TERMINATION OF AGREEMENT..............................................47
      12.1  Termination.....................................................47
      12.2  Liabilities in Event of Termination.............................48

13.   NONCOMPETITION........................................................48
      13.1  Prohibited Activities...........................................48
      13.2  Damages.........................................................49
      13.3  Reasonable Restraint............................................49
      13.4  Severability; Reformation.......................................49
      13.5  Independent Covenant............................................49
      13.6  Materiality.....................................................50

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14.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION.............................50
      14.1  STOCKHOLDERS and NEWBURY STOCKHOLDERS...........................50
      14.2  PARENT..........................................................51
      14.3  Damages.........................................................51
      14.4  Survival........................................................51

15.   TRANSFER RESTRICTIONS.................................................51
      15.1  Transfer Restrictions...........................................52

16.   FEDERAL SECURITIES ACT REPRESENTATIONS................................52
      16.1  Compliance with Law.............................................52
      16.2  Economic Risk; Sophistication...................................53

17.   REGISTRATION RIGHTS...................................................53
      17.1  Piggyback Registration Rights...................................53
      17.2  Registration Procedures.........................................54
      17.3  Underwriting Agreement..........................................54
      17.4  Availability of Rule 144........................................54

18.   GENERAL...............................................................54
      18.1  Cooperation.....................................................54
      18.2  Successors and Assigns..........................................55
      18.3  Entire Agreement................................................55
      18.4  Counterparts....................................................55
      18.5  Brokers and Agents..............................................55
      18.6  Expenses........................................................55
      18.7  Notices.........................................................56
      18.8  Governing Law...................................................57
      18.9  Survival of Representations and Warranties......................58
      18.10 Exercise of Rights and Remedies.................................58
      18.11 Time............................................................58
      18.12 Reformation and Severability....................................58
      18.13 Remedies Cumulative.............................................58
      18.14 Captions........................................................58
      18.15 Amendments and Waivers..........................................58

                                       -v-
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                                     ANNEXES

ANNEX I
FORM OF CERTIFICATE OF INCORPORATION AND BY-LAWS OF PARENT

ANNEX II
CONSIDERATION TO BE PAID TO STOCKHOLDERS
CONSIDERATION TO BE PAID TO NEWBURY STOCKHOLDERS

ANNEX III
STOCKHOLDERS AND STOCK OWNERSHIP OF THE COMPANY
STOCKHOLDERS AND STOCK OWNERSHIP OF NEWBURY

ANNEX IV
STOCKHOLDERS AND STOCK OWNERSHIP OF PARENT

ANNEX V
FORM OF OPINION OF COUNSEL TO PARENT

ANNEX VI
FORM OF OPINION OF COUNSEL TO COMPANY, NEWBURY,
STOCKHOLDERS, AND NEWBURY STOCKHOLDERS

ANNEX VII
FORM OF EMPLOYMENT AGREEMENT
                                      -vi-
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                                    SCHEDULES

COMPANY AND NEWBURY SCHEDULES:                        PARENT SCHEDULES:

SCHEDULE 5.1                                          SCHEDULE 6.4
SCHEDULE 5.3                                          SCHEDULE 6.6
SCHEDULE 5.4                                          SCHEDULE 6.7
SCHEDULE 5.5                                          SCHEDULE 6.8
SCHEDULE 5.5                                          SCHEDULE 6.9
SCHEDULE 5.6                                          SCHEDULE 6.13
SCHEDULE 5.7                                          SCHEDULE 6.14
SCHEDULE 5.8
SCHEDULE 5.9                                          JOINT SCHEDULES:
SCHEDULE 5.10
SCHEDULE 5.11                                         SCHEDULE 9.12
SCHEDULE 5.12                                         SCHEDULE 18.5
SCHEDULE 5.13
SCHEDULE 5.14
SCHEDULE 5.15
SCHEDULE 5.16
SCHEDULE 5.17
SCHEDULE 5.18
SCHEDULE 5.19
SCHEDULE 5.21
SCHEDULE 5.22
SCHEDULE 5.23
SCHEDULE 5.24
SCHEDULE 5.25
SCHEDULE 5.26
SCHEDULE 5.29
SCHEDULE 5.30
SCHEDULE 5.31
SCHEDULE 7.2
SCHEDULE 7.3
SCHEDULE 7.6/9.7

                               AGREEMENT AND PLAN

      THIS AGREEMENT AND PLAN (the "Agreement") is made as of the 11th day of September, 1997, by and among NATIONWIDE STAFFING, INC., a Delaware corporation ("PARENT"), ALTERNATIVE SOLUTIONS, INC., a Massachusetts corporation (the "COMPANY"), all of the COMPANY's stockholders specified on the attached Company Stockholder Signature Page (the "STOCKHOLDERS"), NEWBURY EMPLOYMENT, INC., a Massachusetts corporation ("NEWBURY"), and all of NEWBURY's stockholders specified on the attached Newbury Stockholder Signature Page ("NEWBURY STOCKHOLDERS"), who agree as follows:

            WHEREAS, the STOCKHOLDERS are all of the stockholders of the COMPANY; and

            WHEREAS, the NEWBURY STOCKHOLDERS are all of the stockholders of NEWBURY; and

            WHEREAS, the respective Boards of Directors of the COMPANY and NEWBURY deem it advisable and in the best interests of the COMPANY and NEWBURY and their respective stockholders that such STOCKHOLDERS exchange their shares of capital stock in the COMPANY and NEWBURY for cash and capital stock of PARENT pursuant to this Agreement; and

            WHEREAS, PARENT is entering into other separate agreements substantially similar to this Agreement (the "Other Agreements"), each of which is entitled "Agreement and Plan," with each of the other Founding Companies (as defined herein) and their respective STOCKHOLDERS in order to acquire additional temporary staffing, "PEO" or staff leasing, permanent placement and human resource consulting service companies; and

            WHEREAS, this Agreement, the Other Agreements and the IPO constitute the "Consolidation Plan;" and

            WHEREAS, the Consolidation Plan is an integrated plan pursuant to which the Company and each of the other Founding Companies will be acquired by the PARENT in separate mergers or share exchanges that are intended to qualify as tax-free transfers of property under Section 351 of the Internal Revenue Code of 1986, as amended ("Code"); and

            WHEREAS, in consideration of the agreements of the Other Founding Companies pursuant to the Other Agreements, the Board of Directors of the COMPANY, the Board of Directors of NEWBURY, the STOCKHOLDERS and the NEWBURY STOCKHOLDERS have approved this Agreement as part of the Consolidation Plan in order for the PARENT to acquire the COMPANY and NEWBURY; and
                                       -1-
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            WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement or in any Schedule attached hereto and not otherwise defined elsewhere herein shall have the following meanings:

      "1933 Act" means the Securities Act of 1933, as amended.

      "1934 Act" means the Securities Exchange Act of 1934, as amended.

      "Acquired Party" means the COMPANY and NEWBURY, any subsidiary of the COMPANY or NEWBURY and any member of a Relevant Group.

      "Balance Sheet Date" means June 30, 1997.

      "Closing" has the meaning set forth in Section 4.

      "Closing Date" has the meaning set forth in Section 4.

      "COMPANY" has the meaning set forth in the first paragraph of this Agreement, and, unless the context expressly requires otherwise, shall include all subsidiaries of the COMPANY.

      "Company Stock" means the common capital stock of the COMPANY.

      "Corporation Statute" has the meaning set forth in Section 1.5.

      "Effective Time of the Exchange" shall mean the time as of which the Exchange becomes effective, which shall occur on the Funding and Consummation Date.

      "Environmental Laws" has the meaning set forth in Section 5.13.

      "Exchange" has the meaning set forth in Section 1.

      "Expiration Date" has the meaning set forth in Section 5(A).

      "Founding Companies" means:

            Alternative Solutions, Inc., a Massachusetts corporation, and Newbury Employment, Inc., a Massachusetts corporation
            A.S.A.P. Services, Inc., an Arkansas corporation
            Cardinal Services, Inc., an Oregon corporation
            Employment Enterprises, Inc., a Virginia corporation

            Evins Personnel Group which consists of the following Texas corporations: Evins Personnel Consultants, Inc., Evins Personnel Consultants, Inc. # One, Evins Personnel Consultants, Inc. # Two, Exceptional Resource Services, Inc., Excelsior Personnel Consultants, Inc., Excellent Personnel Consultants, Inc., Evins Personnel Consultants of Abilene, Inc. and Elite Personnel Consultants, Inc.
            Global Technical Services, Inc., a Texas corporation
            HP Services, Inc., a Texas corporation
            Technology Plus, Inc., a Kansas corporation

      "Funding and Consummation Date" has the meaning set forth in Section 4.

      "IPO" means the initial public offering of Parent Stock pursuant to the Registration Statement.

      "Material Adverse Effect" has the meaning set forth in Section 5.1.

      "Material Documents" has the meaning set forth in Section 5.23.

      "NEWBURY" has the meaning set forth in the first paragraph of the Agreement.

      "NEWBURY Agreements" has the meaning set forth in Section 5(C).

      "NEWBURY Stock" means the common capital stock of NEWBURY.

      "NEWBURY STOCKHOLDERS" has the meaning set forth in the first paragraph of this Agreement.

      "Other Agreements" has the meaning set forth in the fourth recital of this Agreement.

      "Other Founding Companies" means all of the Founding Companies other than the COMPANY.

      "PARENT" has the meaning set forth in the first paragraph of this Agreement.

      "Parent Charter Documents" has the meaning set forth in Section 6.1.

      "Parent Stock" means the common stock, par value $.01 per share, of PARENT.

      "Pricing" means the date of determination by PARENT and the Underwriters of the public offering price of the shares of Parent Stock in the IPO; the parties to this Agreement contemplate that the Pricing shall take place on the Closing Date.

      "Qualified Plans" has the meaning set forth in Section 5.20.

      "Registration Statement" means that certain registration statement on Form S-1 to be filed with the SEC covering the shares of Parent Stock to be issued in the IPO.

      "Relevant Group" means the COMPANY or NEWBURY, as the case may be, and any affiliated, combined, consolidated, unitary or similar group of which the COMPANY or NEWBURY is or was a member.

      "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

      "Schedule" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

      "SEC" means the United States Securities and Exchange Commission.

      "STOCKHOLDERS" has the meaning set forth in the first paragraph of this Agreement.

      "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, withholding, payroll, employment, excise, property, deed, stamp, alternative or add on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

      "Underwriters" means the prospective underwriters identified in the Registration Statement.

1.    THE EXCHANGE

      1.1 THE EXCHANGE. On the Closing Date, but effective as of the Effective Date of the Exchange, the STOCKHOLDERS and the NEWBURY STOCKHOLDERS will deliver all Company Stock and Newbury Stock to PARENT for exchange pursuant to this Agreement.

      On the Effective Date of the Exchange, PARENT shall deliver to the STOCKHOLDERS and the NEWBURY STOCKHOLDERS the number of shares of Parent Stock and the amount of cash set forth in Annex II.

      The exchange of Company Stock and Newbury Stock for Parent Stock and cash, in accordance with this Agreement, is referred to as the "Exchange."

      1.2 BOARD OF DIRECTORS AND OFFICERS OF THE COMPANY AND NEWBURY. At the Effective Time of the Exchange:

            (i) the Boards of Directors of the COMPANY and NEWBURY shall consist of the persons who are on the Boards of Directors of the COMPANY and NEWBURY immediately prior to the Effective Time of the Exchange, provided that (x) Larry E. Darst shall be elected as an additional director of the COMPANY and NEWBURY as of the Effective Time of the Exchange and (y) the number of directors shall be reduced to take into account any directors who choose to resign as of the Effective Time of the Exchange; the members of the Boards of Directors of the COMPANY and NEWBURY shall be entitled to hold office until the next annual meeting of STOCKHOLDERS, subject to the provisions of the Corporation Statute and of the Articles or Certificate of Incorporation and By-laws of the COMPANY and NEWBURY, as the case may be; and

            (ii) the officers of the COMPANY and NEWBURY immediately prior to the Effective Time of the Exchange shall continue as the officers of the COMPANY and NEWBURY in the same capacity or capacities, and effective upon the Effective Time of the Exchange, Larry E. Darst shall be appointed as a Vice President of both the COMPANY and NEWBURY and Gary J. Petry shall be appointed as an Assistant Secretary of both the COMPANY and NEWBURY, each of such officers to serve, subject to the provisions of the Articles or Certificate of Incorporation and By-laws of the COMPANY and NEWBURY, until their respective successors are duly elected and qualified.

      1.3 CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF THE COMPANY, PARENT AND NEWBURY. The respective designations and numbers of outstanding shares of each class of outstanding capital stock of the COMPANY, PARENT and NEWBURY as of the date of this Agreement are as follows:

            (i) as of the date of this Agreement, the authorized and outstanding capital stock of the COMPANY is as set forth on Schedule 5.3 hereto;

            (ii) immediately prior to the Funding and Consummation Date, the authorized capital stock of PARENT will consist of 60,000,000 shares of capital stock, of which

      55,000,00 shares are common stock, the number of issued and outstanding shares of which will be set forth in the Registration Statement, and 5,000,000 shares of preferred stock, $.01 par value, of which no shares will be issued and outstanding; and

            (iii) as of the date of this Agreement, the authorized capital stock of NEWBURY consists of 1,000 shares of common stock no par value per share, of which 1,000 shares are issued and outstanding and owned as set forth in Annex III.

2.    REGARDING THE PARENT STOCK

      All Parent Stock received by the STOCKHOLDERS and the NEWBURY
STOCKHOLDERS pursuant to this Agreement shall, except for restrictions on resale or transfer described in Sections 15 and 16 hereof, have the same rights as all the other shares of outstanding Parent Stock by reason of the provisions of the Certificate of Incorporation of PARENT or as otherwise provided by the Delaware General Corporation Law. All voting rights of such Parent Stock received by the STOCKHOLDERS and the NEWBURY STOCKHOLDERS shall be fully exercisable by the STOCKHOLDERS and the NEWBURY STOCKHOLDERS and the STOCKHOLDERS and the NEWBURY STOCKHOLDERS shall not be deprived nor restricted in exercising those rights. At the Effective Time of the Exchange, PARENT shall have no class of capital stock issued and outstanding other than Parent Stock.

3.    DELIVERY OF EXCHANGE CONSIDERATION

      3.1 On the Closing Date, the STOCKHOLDERS and the NEWBURY STOCKHOLDERS shall deliver to PARENT the certificates representing Company Stock and Newbury Stock, duly endorsed in blank by the STOCKHOLDERS and the NEWBURY STOCKHOLDERS, or accompanied by blank stock powers, with signatures guaranteed by a national or state chartered bank or other financial institution, and with all necessary transfer tax and other revenue stamps, acquired at the STOCKHOLDERS' and NEWBURY STOCKHOLDERS' expense, affixed and canceled. The STOCKHOLDERS and the NEWBURY STOCKHOLDERS agree promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such Company Stock and Newbury Stock or with respect to the stock powers accompanying any Company Stock or Newbury Stock.

      3.2 At the Effective Time of the Exchange and on the Funding and Consummation Date, the STOCKHOLDERS and the NEWBURY STOCKHOLDERS, who are all the holders of all outstanding certificates representing shares of Company Stock and Newbury Stock, shall, upon surrender of such certificates, receive the number of shares of Parent Stock and the amount of cash determined in accordance with Annex II, said cash to be payable by certified check or wire transfer, at the option of the respective STOCKHOLDERS and NEWBURY STOCKHOLDERS.

4.    CLOSING

      At or prior to the Pricing, the parties shall take all actions necessary to prepare to (i) effect the Exchange and (ii) effect the delivery of shares referred to in Sections 2 and 3 hereof; provided, that such actions shall not include the actual completion of the Exchange or the exchange and delivery of the shares and certified check(s) or the initiation of wire transfer(s) referred to in Section 3 hereof, each of which actions shall only be taken upon the Funding and Consummation Date. The taking of the actions described in clauses
(i) and (ii) above (the "Closing") shall take place on the closing date (the "Closing Date") at the offices of Bracewell & Patterson, L.L.P., South Tower Pennzoil Place, 711 Louisiana, Suite 2900, Houston, Texas 77002. On the Funding and Consummation Date, (y) all transactions contemplated by this Agreement, including the exchange and delivery of shares, the delivery of a certified check or checks or the initiation of a wire transfer or transfers in an amount equal to the cash portion of the consideration which the STOCKHOLDERS and NEWBURY STOCKHOLDERS shall be entitled to receive pursuant to the Exchange and (z) the closing with respect to the IPO shall occur and be deemed to be completed. The date on which the actions described in the preceding clauses (y) and (z) occurs shall be referred to as the "Funding and Consummation Date." Except as otherwise provided in Section 12, during the period from the Closing Date to the Funding and Consummation Date, this Agreement may only be terminated by the parties if the underwriting agreement in respect of the IPO is terminated pursuant to the terms of such agreement. This Agreement shall in any event terminate if the Funding and Consummation Date has not occurred within 15 business days of the Closing Date. Time is of the essence.

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY,
      STOCKHOLDERS, NEWBURY AND NEWBURY STOCKHOLDERS

      (A) REPRESENTATIONS AND WARRANTIES OF THE COMPANY, STOCKHOLDERS AND NEWBURY STOCKHOLDERS.

      The COMPANY, STOCKHOLDERS, NEWBURY and the NEWBURY STOCKHOLDERS jointly and severally represent and warrant that all of the following representations and warranties in this Section 5(A) are true at the date of this Agreement and, subject to Section 7.8 hereof, shall be true on the Closing Date and on the Funding and Consummation Date, and that such representations and warranties shall survive the Funding and Consummation Date for a period of 12 months (the last day of such period being the "Expiration Date"), except that
(i) the warranties and representations set forth in Section 5.22 hereof shall survive until such time as the limitations period has run for all Tax periods ended on or prior to the Funding and Consummation Date, which shall be deemed to be the Expiration Date for Section 5.22, (ii) solely for purposes of determining whether a claim for indemnification under Section 11.1(iii) hereof has been made on a timely basis, and solely to the extent that in connection with the IPO, PARENT actually incurs liability under the 1933

Act, the 1934 Act, or any other federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes, and (iii) the Newbury Agreements shall never expire. For purposes of this Section 5, the term COMPANY includes any and all of its subsidiaries unless the context expressly requires otherwise.

      5.1 DUE ORGANIZATION. The COMPANY is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the corporate power and authority to carry on its business as it is now being conducted. The COMPANY is duly qualified to do business and is in good standing in the jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except (i) as set forth on Schedule 5.1 or (ii) where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, affairs, prospects, properties, assets or condition (financial or otherwise), of the COMPANY and its subsidiaries taken as a whole (as used herein with respect to the COMPANY, or with respect to any other person, a "Material Adverse Effect"). Schedule 5.1 sets forth each jurisdiction in which the COMPANY is incorporated and contains a list of all jurisdictions in which the COMPANY is authorized or qualified to do business. True, complete and correct copies of the Certificate or Articles of Incorporation and By-laws, as amended, of the COMPANY (the "Charter Documents") are all attached hereto as
Schedule 5.1. The stock records of the COMPANY, as heretofore made available to PARENT, are correct and complete in all material respects. There are no minutes in the possession of the COMPANY or the STOCKHOLDERS or NEWBURY STOCKHOLDERS which have not been made available to PARENT, and all of such minutes are correct and complete in all respects. The most recent minutes of the COMPANY, which are dated no earlier than ten business days prior to the date hereof, affirm and ratify all prior acts of the COMPANY, and of its officers and directors on behalf of the COMPANY.

      5.2 AUTHORIZATION. The representatives of the COMPANY executing this Agreement have the authority to enter into and bind the COMPANY to the terms of this Agreement. The COMPANY has the corporate power and authority to enter into this Agreement. All requisite approval of the shareholders of the COMPANY has been given and is confirmed by the signatures on the Stockholder Signature Page.

      5.3 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the COMPANY is as set forth on Schedule 5.3. All of the issued and outstanding shares of the capital stock of the COMPANY and NEWBURY are owned by the STOCKHOLDERS and the NEWBURY STOCKHOLDERS, respectively, in the amounts set forth in Annex III (or are owned by the Company in the case of any subsidiary) and further, except as set forth on Schedule 5.3, are owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of the COMPANY have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the STOCKHOLDERS and the NEWBURY STOCKHOLDERS, respectively, and such shares were offered, issued, sold and delivered in compliance with all applicable state and Federal laws concerning the issuance and distribution of securities. Further, none of such shares were issued in violation of any preemptive rights of any past or present stockholder.

      5.4 TRANSACTIONS IN CAPITAL STOCK; ORGANIZATION ACCOUNTING. Except as set forth on Schedule 5.4, the COMPANY and NEWBURY have not acquired any Company Stock or Newbury Stock. Except as set forth on Schedule 5.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates the COMPANY or NEWBURY to issue any of its capital stock, and (ii) the COMPANY and NEWBURY have no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Schedule 5.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list of all outstanding options, warrants or other rights to acquire shares of the COMPANY's or NEWBURY's capital stock.

      5.5 NO BONUS SHARES. Except as set forth on Schedule 5.5, none of the shares of Company Stock was issued pursuant to awards, grants or bonuses.

      5.6 SUBSIDIARIES. Except as set forth on Schedule 5.6, the COMPANY has no subsidiaries. Except as set forth in Schedule 5.6, the COMPANY does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, limited liability company, association or business entity nor is the COMPANY, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

      5.7 PREDECESSOR STATUS; ETC. Set forth in Schedule 5.7 is a listing of all names of all predecessor companies and names of the COMPANY and NEWBURY, including the names of any entities or businesses acquired by the COMPANY (by stock purchase, asset purchase, merger or otherwise) or owned by the COMPANY or from whom the COMPANY previously acquired material assets. Except as disclosed on Schedule 5.7, the COMPANY has not been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

      5.8 SPIN-OFF BY THE COMPANY. Except as set forth on Schedule 5.8, there has not been any sale, spin-off or split-up of material assets of either the COMPANY or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the COMPANY.

      5.9   FINANCIAL STATEMENTS, ETC.

      (a) FINANCIAL STATEMENTS. Attached hereto as Schedule 5.9 are copies of the following financial statements of the COMPANY (the "Company Financial Statements"): the COMPANY's audited and unaudited Balance Sheets as of April 30, 1996 and 1997, December 31, 1996, and June 30, 1997, and Statements of Income, Shareholders' Equity and Cash Flows for all periods therein stated. The date of June 30, 1997 is hereinafter referred to as the "Balance Sheet Date." Such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted therein or on Schedule 5.9). Except as set forth on
Schedule 5.9, such Balance Sheets as of April 30, 1996 and 1997, December 31, 1996, and June 30, 1997 present fairly the financial position of the COMPANY as of the dates indicated thereon, and such Statements of Income, Shareholders' Equity and Cash Flows present fairly the results of operations and cash flows for the periods indicated thereon.

      (b) RESERVES FOR WORKERS' COMPENSATION AND HEALTH CARE. Except as set forth on Schedule 5.9, the COMPANY's reserves for workers' compensation and health care costs reflected on the Balance Sheet as of the Balance Sheet Date are adequate and appropriate and have been accrued in accordance with generally accepted accounting principles. The COMPANY has not received any report (including, without limitation, a report from any actuary, insurance company or accountant) which suggests that any of the reserves reflected on any of the Balance Sheets may be inadequate.

      5.10 LIABILITIES AND OBLIGATIONS. The COMPANY has delivered to PARENT an accurate list (which is set forth on Schedule 5.10) as of the Balance Sheet Date of (i) all liabilities of the COMPANY which are not reflected on the balance sheet of the COMPANY at the Balance Sheet Date or otherwise reflected in the Company Financial Statements at the Balance Sheet Date, (ii) any material liabilities of the COMPANY (including all liabilities in excess of $10,000 which are not reflected in the balance sheet as of the Balance Sheet Date) and (iii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements. Except as set forth on Schedule 5.10, since the Balance Sheet Date the COMPANY has not incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than nonmaterial liabilities incurred in the ordinary course of business. The COMPANY has also delivered to PARENT on Schedule 5.10, in the case of those contingent liabilities related to pending or, to the COMPANY's knowledge, threatened litigation, or other liabilities which are not fixed or otherwise accrued or reserved, a good faith and reasonable estimate of the maximum amount which may be payable. For any such contingent liability or liability for which the amount is not fixed or is contested, the COMPANY has provided to PARENT the following information:

            (i) a summary description of the liability together with the following:

                  (a) copies of all relevant documentation relating thereto;
                  (b) amounts claimed and any other action or relief sought; and
                  (c) name of claimant and all other parties to the claim, suit or proceeding; and

            (ii) the name of the court or agency before which such claim, suit or proceeding is pending; and

            (iii) the date such claim, suit or proceeding was instituted; and

            (iv) either (x) a good faith and reasonable estimate of the maximum amount, if any, which is likely to become payable with respect to the such liability, or (y) a specific description of any related reserve that may have been reflected in the Balance Sheet as of the Balance Sheet Date, with respect to such liability. If no estimate is provided or no specific reserve is reflected in the Balance Sheet as of the Balance Sheet Date, the estimate shall for purposes of this Agreement be deemed to be zero.

      5.11 ACCOUNTS AND NOTES RECEIVABLE. The COMPANY has delivered to PARENT an accurate list (which is set forth on Schedule 5.11) of the accounts and notes receivable of the COMPANY, as of August 25, 1997, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including receivables from and advances to employees and the STOCKHOLDERS. The COMPANY shall also provide PARENT (x) an accurate list of all receivables obtained subsequent to August 25, 1997 and (y) an aging of all accounts and notes receivable showing amounts due in 30 day aging categories, and such list and such aging report (the "A/R Aging Reports") shall be current as of August 25, 1997. Except to the extent reflected on Schedule 5.11 or as disclosed by the COMPANY to PARENT in a writing accompanying the A/R Aging Reports, such accounts, notes and other receivables are collectible in the amounts shown on
Schedule 5.11, and shall be collectible in the amounts shown on the A/R Aging Reports, net of reserves reflected in the Balance Sheet as of the Balance Sheet Date and as of the date of the A/R Aging Reports, respectively.

      5.12 PERMITS AND INTANGIBLES. The COMPANY and its employees (for the benefit of the COMPANY) hold all licenses, registrations, franchises, permits and other governmental authorizations the absence of any of which could have a Material Adverse Effect on the COMPANY. The COMPANY and its employees (for the benefit of the COMPANY) are licensed or registered as professional employer organizations and/or as control persons thereof, as appropriate, in each jurisdiction in which their activities require such licensing or registration, except where failure to be so licensed or registered could not have a Material Adverse Effect on the COMPANY. The COMPANY has delivered to PARENT an accurate list and summary description (which is set forth on Schedule 5.12) of all such licenses, registrations, franchises, permits and other governmental authorizations, including permits, titles (including motor vehicle titles and current registrations), fuel permits, licenses, registrations, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights owned or held by the COMPANY or any of its employees (including interests in software or other technology systems, programs and intellectual property) (it being understood and agreed that a list of all environmental permits and other environmental approvals is set forth on Schedule 5.13). To the knowledge of the COMPANY, the licenses, registrations, franchises, permits and other governmental authorizations listed on Schedules 5.12 and 5.13 are valid, and the COMPANY has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. The COMPANY has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the licenses, registrations, franchises, permits and other governmental authorizations listed on Schedules 5.12 and 5.13 and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect on the COMPANY. Except as specifically provided in Schedule 5.12, the transactions contemplated by this Agreement will not result in a material default under or a material breach or violation of, or materially adversely affect the rights and benefits afforded to the COMPANY by, any such licenses, registrations, franchises, permits or government authorizations.

      5.13 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 5.13, (i) the COMPANY has complied with and is in compliance with all Federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to any of them or any of their properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances (as such terms are defined in any applicable Environmental
Law) including petroleum and petroleum products; (ii) the COMPANY has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances, a list of all of which permits and approvals is set forth on
Schedule 5.13, and have reported to the appropriate authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by the COMPANY where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (iii) there have been no releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned or operated by the COMPANY except as permitted by Environmental Laws; (iv) the COMPANY knows of no on-site or off-site location to which the COMPANY has transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any Federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the COMPANY or PARENT for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under the

Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; and (v) the COMPANY has no contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

      5.14  PERSONAL PROPERTY.

      (a) The COMPANY has delivered to PARENT an accurate list (which is set forth on Schedule 5.14) of (x) all personal property included (or that will be included) in on the balance sheet of the COMPANY, (y) all other personal property owned by the COMPANY with a value in excess of $10,000 (i) as of the Balance Sheet Date or (ii) acquired since the Balance Sheet Date and (z) all leases and agreements in respect of personal property, including, in the case of the of (x), (y) and (z), (1) true, complete and correct copies of all such leases and (2) an indication as to which assets are currently owned, or were formerly owned, by STOCKHOLDERS or NEWBURY STOCKHOLDERS, relatives of STOCKHOLDERS or NEWBURY STOCKHOLDERS, or affiliates of the COMPANY or NEWBURY. Except as set forth on Schedule 5.14, (i) all personal property used by the COMPANY in its business is either owned by the COMPANY or leased by the COMPANY pursuant to a lease included on Schedule 5.14, (ii) all of the personal property listed on Schedule 5.14 is in good working order and condition, ordinary wear and tear excepted and (iii) all leases and agreements included on Schedule 5.14 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their terms.

      (b) The COMPANY owns, licenses or possesses the right to use all material patents, patents pending, trademarks, servicemarks, trade names, service names, slogans, registered copyrights, trade secrets, computer software and other intellectual property rights it currently uses, without any conflict or, to the knowledge of the COMPANY, alleged conflict with the rights of others or in violation of any license or other agreement with respect thereto. Each item of intellectual property owned or used by the COMPANY prior to the Closing will be owned or available for use by the Surviving Corporation on the same terms and conditions immediately following the Closing. Except as described in Schedule 5.14, the COMPANY has taken all such actions as are reasonably necessary to maintain and protect such of its intellectual property as is material to the operations and results of the COMPANY's business. Schedule 5.14 lists all of the material intellectual property rights used by the COMPANY as well as any material intellectual property rights owned by third parties and used by the COMPANY pursuant to licenses, sublicenses, agreements or permissions; all of the foregoing licenses, sublicenses, agreements and permissions are valid, binding and in full force and effect and no default has occurred and no notice of default has been received with respect thereto.

      5.15 SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS. The COMPANY has delivered to PARENT an accurate list (which is set forth on Schedule 5.15) of all significant customers, or persons or entities that are sources of a significant number of customers, it being understood and agreed that a "significant customer," for purposes of this
Section 5.15, means a customer (or person or entity) representing 5% or more of the COMPANY's annual revenues as of the Balance Sheet Date. Except to the extent set forth on Schedule 5.15, none of the COMPANY's significant customers (or persons or entities that are sources of a significant number of customers) have canceled or substantially reduced or, to the knowledge of the COMPANY, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the COMPANY.

      The COMPANY has listed on Schedule 5.15 all material contracts, commitments and similar agreements to which the COMPANY is a party or by which it or any of its properties are bound (including, but not limited to, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances and options to purchase land), other than agreements listed on Schedule 5.10, 5.14 or 5.16, (a) in existence as of the Balance Sheet Date and (b) entered into since the Balance Sheet Date, and in the case has delivered true, complete and correct copies of such agreements to PARENT. The COMPANY has complied with all material commitments and obligations pertaining to it, and is not in default under any contracts or agreements listed on Schedule 5.15 and no notice of default under any such contract or agreement has been received. The COMPANY has also indicated on
Schedule 5.15 a summary description of all plans or projects involving the opening of new operations, expansion of existing operations, the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $50,000 by the COMPANY.

      5.16 REAL PROPERTY. Schedule 5.16 includes a list of all real property owned or leased by the COMPANY (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date, and all other real property, if any, used by the COMPANY in the conduct of its business. The COMPANY has good and insurable title to the real property owned by it, including those reflected on
Schedule 5.14, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for:

            (i) liens reflected on Schedules 5.10 or 5.15 as securing specified liabilities (with respect to which no material default exists);

            (ii) liens for current taxes not yet payable and assessments not in default;

            (iii) easements for utilities serving the property only; and

            (iv) easements, covenants and restrictions and other exceptions to title shown of record in the office of the County Clerks in which the properties, assets and leasehold estates are located which do not materially and adversely affect the current use of the property.

Schedule 5.16 contains, without limitation, true, complete and correct copies of all title reports and title insurance policies currently in possession of the COMPANY with respect to real property owned by the COMPANY.

      The COMPANY has also delivered to the Parent an accurate list of real property leased by the COMPANY (which list is set forth on Schedule 5.16), together with true, complete and correct copies of all leases and agreements in respect of such real property leased by the COMPANY (which copies are attached to Schedule 5.16), and an indication as to which such properties, if any, are currently owned, or were formerly owned, by STOCKHOLDERS or NEWBURY STOCKHOLDERS or business or personal affiliates of the COMPANY or NEWBURY. Except as set forth on Schedule 5.16, all of such leases included on Schedule 5.16 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their terms.

      5.17 INSURANCE. The COMPANY has delivered to PARENT, as set forth on and attached to Schedule 5.17, (i) an accurate list as of the Balance Sheet Date of all insurance policies carried by the COMPANY, (ii) an accurate list of all insurance loss runs or workers compensation claims received for the past three
(3) policy years, and (iii) true, complete and correct copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance that the COMPANY is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws. All of such insurance policies are currently in full force and effect and shall remain in full force and effect through the Funding and Consummation Date. Since January 1, 1993, no insurance carried by the COMPANY has been canceled by an insurer and, to the knowledge of the COMPANY, the COMPANY has not been denied coverage. No insurance carried by the Company has ever been underwritten or reinsured with any insurance company in which the COMPANY, NEWBURY, any STOCKHOLDER, any NEWBURY STOCKHOLDER or any affiliate of the COMPANY, NEWBURY, any NEWBURY STOCKHOLDER or any STOCKHOLDER has any financial or ownership interest.

      5.18 COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS. The COMPANY has delivered to PARENT an accurate list (which is set forth on Schedule 5.18) showing all officers, directors and key employees of the COMPANY, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. The COMPANY has provided to PARENT true, complete and correct copies of any employment agreements for persons listed on Schedule 5.18. Except as set forth on Schedule 5.18, since June 30, 1997 there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

            Except as set forth on Schedule 5.18, (i) the COMPANY is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union, (ii) no employees of the COMPANY are represented by any labor union or covered by any collective bargaining agreement, (iii) to the knowledge of the COMPANY, no campaign to establish such representation is in progress and (iv) there is no pending or, to the COMPANY's knowledge, threatened labor dispute involving the COMPANY and any group of its employees nor has the COMPANY experienced any labor interruptions over the past three years. The COMPANY believes its relationship with employees to be good.

      5.19 EMPLOYEE PLANS. The STOCKHOLDERS and NEWBURY STOCKHOLDERS have delivered to PARENT an accurate schedule (Schedule 5.19) showing all employee benefit and employee welfare plans of the COMPANY (including COMPANY's subsidiaries), including all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, and deferred compensation agreements, together with true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date. Except for the employee benefit plans, if any, described on Schedule 5.19, COMPANY (including a COMPANY subsidiary) does not sponsor, maintain or contribute to any plan program, fund or arrangement that constitutes an "employee pension benefit plan," nor has COMPANY or any subsidiary any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in Section 3(2) of ERISA. Neither COMPANY nor any subsidiary has sponsored, maintained or contributed to any employee pension benefit plan other than the plans set forth on Schedule 5.19, nor is COMPANY or any subsidiary required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions or employment of any of COMPANY's or any subsidiary's employees.

      Neither the COMPANY nor any subsidiary is now, or can as a result of its past activities become, liable to the Pension Benefit Guaranty Corporation ("PBGC") or to any multiemployer employee pension benefit plan under the provisions of Title IV of ERISA.

      All employee benefit plans listed on Schedule 5.19 and the administration thereof are in substantial compliance with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations.

      All accrued contribution obligations of COMPANY or any subsidiary with respect to any plan listed on Schedule 5.19 have either been fulfilled in their entirety or are fully reflected on the balance sheet of the COMPANY as of the Balance Sheet Date.

      5.20 COMPLIANCE WITH ERISA. All such plans listed on Schedule 5.19 that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are, and have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 5.19. Except as disclosed on Schedule 5.20, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 5.19. None of any STOCKHOLDERS, any NEWBURY STOCKHOLDERS any such plan listed in Schedule 5.19, or COMPANY (including a COMPANY subsidiary) or NEWBURY has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or
Section 406 of ERISA. No such Plan listed in Schedule 5.19 has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and
Section 302(1) of ERISA; and COMPANY (including a COMPANY subsidiary) has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the PBGC. In addition,

            (i) there have been no terminations, partial terminations or discontinuance of contributions to any such Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

            (ii) no such plan listed in Schedule 5.19 subject to the provisions of Title IV of ERISA has been terminated;

            (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed in
      Schedule 5.19;

            (iv) COMPANY (including a COMPANY subsidiary) has not incurred liability under Section 4062 of ERISA; and

            (v) no circumstances exist pursuant to which the COMPANY (including a COMPANY subsidiary) could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multiemployer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than the COMPANY that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes the COMPANY.

      5.21 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on
Schedule 5.21 or 5.13, neither the COMPANY nor, to the knowledge of the COMPANY, any client of the COMPANY is in violation of, or has violated, any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them which would have a Material Adverse Effect on the COMPANY; and except to the extent set forth on Schedule 5.10 or 5.13, there are no material claims, actions, suits or proceedings, commenced or, to the knowledge of the COMPANY, threatened, against or affecting the COMPANY, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them and no notice of any claim, action, suit or pro ceeding, whether pending or threatened, has been received. The COMPANY has, and, to the knowledge of the COMPANY, each of its clients has, conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, vari ances, rules and regulations, including all such permits, licenses, orders and other governmental approvals set forth on Schedules 5.12 and 5.13, and is not in violation of any of the foregoing which might have a Material Adverse Effect on the COMPANY.

      5.22 TAXES. Except as set forth on schedule 5.22, the COMPANY (including each COMPANY subsidiary) has timely filed all requisite federal, state and other Tax returns or extension requests for all fiscal periods ended on or before the Balance Sheet Date; and except as set forth on Schedule 5.22, to the knowledge of the COMPANY, there are no examinations in progress or claims against any of them for federal, state and other taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for taxes, whether pending or threatened, has been received. Except as set forth on Schedule 5.22, all Taxes, including interest and penalties (whether or not shown on any Tax return) owed by the COMPANY, any of the COMPANY's subsidiaries, any member of an affiliated or consolidated group which includes or included the COMPANY or any of the COMPANY's subsidiaries, or with respect to any payment made or deemed made by the COMPANY or any of the COMPANY's subsidiaries, have been paid. The amounts shown as accruals for Taxes on the Company Financial Statements are sufficient for the payment of all Taxes of the kinds indicated (including penalties and interest) for all fiscal periods. Copies of (i) any Tax examinations, (ii) extensions of statutory limitations and (iii) the federal and local income Tax returns and franchise Tax returns of COMPANY (including the COMPANY subsidiaries) for their last three (3) fiscal years, or such shorter period of time as any of them shall have existed, are attached hereto as Schedule 5.22. The COMPANY has a taxable year ended April 30 and has not made an election to retain a fiscal year other than April 30 under Section 444 of the Code. The COMPANY's methods of accounting have not changed in the past five years. The COMPANY is not an investment company as defined in Section 351(e)(1) of the Code.

      5.23 NO VIOLATIONS. The COMPANY is not in violation of any Charter Document. Neither the COMPANY nor, to the knowledge of the COMPANY, any other party thereto is in default under any lease, instrument, agreement, license, or permit set forth on Schedule 5.12, 5.13, 5.14, 5.15 or 5.16, or any other material agreement to which it is a party or by which its properties are bound (the "Material Documents") in any manner that could result in a Material Adverse Effect; and, except as set forth in Schedule 5.23, (a) the rights and benefits of the COMPANY under the Material Documents will not be materially adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a default under, any of the terms or provisions of the Material Documents or the Charter Documents. Except as set forth on Schedule 5.23, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit. Except as set forth on Schedule 5.23, none of the Material Documents prohibits the use or publication by the COMPANY, the PARENT of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts the COMPANY from freely providing services to any other customer or potential customer of the COMPANY, the PARENT or any Other Founding Company.

      5.24 GOVERNMENT CONTRACTS. Except as set forth on Schedule 5.24, the COMPANY is not now a party to any governmental contracts subject to price redetermination or renegotiation.

      5.25 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth on Schedule 5.25, there has not been:

            (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of the COMPANY; or

            (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the COMPANY; or

            (iii) any change in the authorized capital of the COMPANY or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments; or

            (iv) except as contemplated in Section 10.6, any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the COMPANY; or

            (v) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the COMPANY to any officers, directors, STOCKHOLDERS, NEWBURY STOCKHOLDERS, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice; or

            (vi) any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially adversely affecting the business of the COMPANY; or

            (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of COMPANY to any person, including, without limitation, the STOCKHOLDERS, NEWBURY STOCKHOLDERS, or any affiliate thereof; or

            (viii)any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the COMPANY, including without limitation any indebtedness or obligation of any STOCKHOLDERS, NEWBURY STOCKHOLDERS, or any affiliate thereof; or

            (ix) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the COMPANY or requiring consent of any party to the transfer and assignment of any such assets, property or rights; or

            (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the COMPANY's business; or

            (xi)  any waiver of any material rights or claims of the COMPANY; or

            (xii) any material breach, amendment or termination of any contract, agreement, license, permit or other right to which the COMPANY is a party; or

            (xiii)any transaction by the COMPANY outside the ordinary course of its businesses; or

            (xiv) any cancellation or termination of a material contract with a customer or client prior to the scheduled termination date; or

            (xv) any other distribution of property or assets by the COMPANY; or

            (xvi) except as contemplated in Section 10.6, any incurrence, drawing, borrowing or deferral of or under any debt or credit arrangement so as to result in an aggregate amount of debt outstanding greater than as set forth in the COMPANY's Balance Sheet on the Balance Sheet Date.

      5.26 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. The COMPANY has delivered to the PARENT an accurate schedule (which is set forth on Schedule 5.26) as of the date of this Agreement of:

            (i) the name of the financial institution in which the COMPANY or NEWBURY has accounts or safe deposit boxes;

            (ii)  the names in which the accounts or boxes are held;

            (iii) the type of account and account number; and

            (iv) the name of the person authorized to draw thereon or have access thereto.

Schedule 5.26 also sets forth the name of the person, corporation, firm or other entity holding a general or special power of attorney from the COMPANY or NEWBURY and a description of the terms of such power.

      5.27 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by the COMPANY and NEWBURY and the performance of the transactions contemplated herein have been duly and validly authorized by (i) the Board of Directors and the STOCKHOLDERS of the COMPANY, and (ii) the Board of Directors and the NEWBURY STOCKHOLDERS of NEWBURY and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the COMPANY and the STOCKHOLDERS and of NEWBURY and the NEWBURY STOCKHOLDERS.

      5.28 RELATIONS WITH GOVERNMENTS. The COMPANY has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office.

      5.29 DISCLOSURE. (a) This Agreement, including the schedules hereto, together with the completed Directors and Officers Questionnaires attached hereto as Schedule 5.29 and all other documents and information made available to PARENT and its representatives in writing pursuant hereto or thereto, present fairly the business and operations of the COMPANY for the time periods with respect to which such information was requested. The COMPANY's rights under the documents delivered pursuant hereto would not be materially adversely affected by, and no statement made herein would be rendered untrue in any material respect by, any other document to which the COMPANY is a party, or to which its properties are subject, or by any other fact or circumstance regarding the COMPANY (which fact or circumstance was, or should reasonably, after due inquiry, have been known to the COMPANY) that is not disclosed pursuant hereto or thereto. If, prior to the 25th day after the date of the final prospectus of PARENT utilized in connection with the IPO, the COMPANY, the STOCKHOLDERS, NEWBURY or the NEWBURY STOCKHOLDERS become aware of any fact or circumstance which would change (or, if after the Funding and Consummation Date, would have changed) a representation or warranty of COMPANY, STOCKHOLDERS, NEWBURY or the NEWBURY STOCKHOLDERS in this Agreement or would affect any document delivered pursuant hereto in any material respect, the COMPANY and the STOCKHOLDERS shall immediately give notice of such fact or circumstance to PARENT. However, subject to the provisions of Section 7.8, such notification shall not relieve either the COMPANY or the STOCKHOLDERS of their obligations under this Agreement, and, subject to the provisions of Section 7.8, at the sole option of PARENT, the truth and accuracy of any and all warranties and representations of the COMPANY, or on behalf of the COMPANY and of STOCKHOLDERS at the date of this Agreement and on the Closing Date and on the Funding and Consummation Date, shall be a precondition to the consummation of this transaction.

                  (b) PARENT shall use reasonable commercial efforts to file the Registration Statement and to have it declared effective; however, the COMPANY, NEWBURY, the STOCKHOLDERS and the NEWBURY STOCKHOLDERS acknowledge and agree (i) that there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that a Registration Statement will become effective or that the IPO pursuant thereto will occur at a particular price or within a particular range of prices or occur at all; (ii) that neither PARENT or any of its officers, directors, agents or representatives nor any Underwriter shall have any liability to the COMPANY, NEWBURY, the STOCKHOLDERS, the NEWBURY STOCKHOLDERS or any other person affiliated or associated with the COMPANY or NEWBURY for any failure of the Registration Statement to become effective, the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (iii) that the decision of STOCKHOLDERS and NEWBURY STOCKHOLDERS to enter into this Agreement, or to vote in favor of or consent to the proposed Exchange, has been or will be made independent of, and without reliance upon, any statements, opinions or other communications, or due diligence investigations which have been or will be made or performed by any prospective Underwriter, relative to PARENT or the prospective IPO; provided, however, that the COMPANY, NEWBURY, the STOCKHOLDERS and the NEWBURY STOCKHOLDERS retain their right to insist that the IPO Stock Price be no lower than the minimum price specified in Annex II.

      5.30 PROHIBITED ACTIVITIES. Except as set forth on Schedule 5.30, the COMPANY has not, between the Balance Sheet Date and the date hereof, taken any of the actions (Prohibited Activities) set forth in Section 7.3.

            (B)   REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

            Each STOCKHOLDER severally represents and warrants that the representations and warranties set forth below are true as of the date of this Agreement and, subject to Section 7.8, shall be true on the Closing Date and on the Funding and Consummation Date, and that the representations and warranties set forth in Sections 5.31 and 5.32 shall survive until the first anniversary of the Funding and Consummation Date, which shall be the Expiration Date for purposes of Sections 5.31 and 5.32.

      5.31 AUTHORITY; OWNERSHIP. Such STOCKHOLDER has the full legal right, power and authority to enter into this Agreement. Such STOCKHOLDER owns beneficially and of record all of the shares of the Company Stock identified on Annex III as being owned by such STOCKHOLDER, and, except as set forth on
Schedule 5.31, such Company Stock is owned free and clear of all liens, encumbrances and claims of every kind.

      5.32 PREEMPTIVE RIGHTS. Such STOCKHOLDER does not have, or hereby waives, any preemptive or other right to acquire shares of Company Stock or Parent Stock that such STOCKHOLDER has or may have had other than rights of any STOCKHOLDER to acquire Parent Stock pursuant to (i) this Agreement or (ii) any written option granted by PARENT.

      5.33 NO INTENTION TO DISPOSE OF PARENT STOCK. Such STOCKHOLDER is not under any binding commitment or contract to sell, exchange or otherwise dispose of shares of Parent Stock received as described in Section 3.1.

            (C)   NEWBURY AGREEMENTS.

      The NEWBURY STOCKHOLDERS jointly and severally represent, warrant and agree, without expiration, as follows (the "Newbury Agreements"):

      5.34 ORGANIZATION. NEWBURY is a Massachusetts corporation which is duly formed and organized and in good standing in Massachusetts.

      5.35 NO FOREIGN QUALIFICATION. NEWBURY is not required to be qualified to do business as a foreign corporation in any State.

      5.36 TAXES. NEWBURY has paid all Taxes owed by it and has filed all Tax returns. There are no claims, damages, actions, suits, proceedings, demands, liabilities, debts, assessments, adjustments, costs or expenses owed or due by, or pending or threatened against or relating to,

NEWBURY (collectively "Newbury Claims") with respect to Taxes or any Tax matter, nor is there any basis for any Newbury Claims with respect to Taxes or any Tax matter.

      5.37 COMPANY STOCK. NEWBURY owns 5,000 shares of outstanding Company Common Stock, constituting 50% of all outstanding shares of Company Common Stock.

      5.38 NO BUSINESS. Except for owning 5,000 shares of Company Common Stock, NEWBURY has never had any business, has never conducted any operations and has never had any employees.

      5.39 NO CLAIMS. There are no existing, pending or threatened Newbury Claims with respect to any condition, occurrence, matter, event or circumstance whatsoever; and there is no basis for any Newbury Claims with respect to any condition, occurrence, matter, event or circumstance.

      5.40 INDEMNITY. Jointly and severally the NEWBURY STOCKHOLDERS will defend, indemnify and hold harmless NEWBURY, COMPANY and PARENT from and against
(i) any existing, pending or threatened Newbury Claims of any nature and arising out of any condition, occurrence, matter, event or circumstance whatsoever and
(ii) any breach, inaccuracy or noncompliance of or in any respect of any of the Newbury Agreements.

            (D)   REPRESENTATIONS AND WARRANTIES OF NEWBURY STOCKHOLDERS

            Each NEWBURY STOCKHOLDER severally represents and warrants that the representations and warranties set forth below are true as of the date of this Agreement and, subject to Section 7.8, shall be true on the Closing Date and on the Funding and Consummation Date, and that the representations and warranties set forth in Sections 5.41 and 5.42 shall survive until the first anniversary of the Funding and Consummation Date, which shall be the Expiration Date for purposes of Sections 5.41 and 5.42.

      5.41 AUTHORITY; OWNERSHIP. Such NEWBURY STOCKHOLDER has the full legal right, power and authority to enter into this Agreement. Such NEWBURY STOCKHOLDER owns beneficially and of record all of the shares of the Newbury Stock identified on Annex III as being owned by such STOCKHOLDER, and, except as set forth on Schedule 5.41, such NEWBURY Stock is owned free and clear of all liens, encumbrances and claims of every kind.

      5.42 PREEMPTIVE RIGHTS. Such NEWBURY STOCKHOLDER does not have, or hereby waives, any preemptive or other right to acquire shares of Newbury Stock or Parent Stock that such NEWBURY STOCKHOLDER has or may have had other than rights of any NEWBURY STOCKHOLDER to acquire Parent Stock pursuant to (i) this Agreement or (ii) any written option granted by PARENT.

      5.43 NO INTENTION TO DISPOSE OF PARENT STOCK. Such NEWBURY STOCKHOLDER is not under any binding commitment or contract to sell, exchange or otherwise dispose of shares of Parent Stock received as described in Section 3.1.

6.    REPRESENTATIONS OF PARENT

            PARENT represents and warrants that all of the following representations and warranties in this Section 6 are true at the date of this Agreement and, subject to Section 7.8 hereof, shall be true on the Closing Date and the Funding and Consummation Date, and that such representations and warranties shall survive the Funding and Consummation Date for a period of twelve months (the last day of such period being the "Expiration Date"), except that (i) the warranties and representations set forth in Section 6.14 hereof shall survive until such time as the limitations period has run for all Tax periods ended on or prior to the Funding and Consummation Date, which shall be deemed to be the Expiration Date for Section 6.14 and (ii) solely for purposes of determining whether a claim for indemnification under Section 11.2(iv) hereof has been made on a timely basis, and solely to the extent that, in connection with the IPO, PARENT actually incurs liability under the 1933 Act, the 1934 Act, or any other federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes.

      6.1 DUE ORGANIZATION. PARENT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and By-laws, as amended, of PARENT (the "Parent Charter Documents") are attached hereto as Annex I.

      6.2 AUTHORIZATION. The representatives of PARENT executing this Agreement have the authority to enter into and bind PARENT to the terms of this Agreement. PARENT has the corporate power and authority to enter into this Agreement and the Exchange.

      6.3 CAPITAL STOCK OF PARENT. The authorized capital stock of PARENT is as set forth in Sections 1.3(ii) and (iii), respectively. All of the issued and outstanding shares of the capital stock of PARENT are owned as set forth on Annex IV. All of the issued and outstanding shares of the capital stock of PARENT have been duly authorized and validly issued, are fully paid and nonassessable. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder of PARENT.

      On the Funding and Consummation Date, PARENT shall have outstanding only one class of common stock (Parent Common Stock) and the shares of Parent Common Stock owned by the Founding Companies and the purchasers of stock in the IPO will not possess less than 80% of the total voting power of Parent Common Stock entitled to vote. For this purpose, the outstanding Parent Common Stock shall include, without limitation, the shares to be held by the stockholders of all Founding Companies and by purchasers in the IPO.

      6.4 TRANSACTIONS IN CAPITAL STOCK, ORGANIZATION ACCOUNTING. Except for the Other Agreements and except as set forth on Schedule 6.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates PARENT to issue any of their authorized but unissued capital stock; and (ii) PARENT has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Schedule 6.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list, accurate as of the date hereof, of all outstanding options, warrants or other rights to acquire shares of the stock of PARENT.

      6.5 SUBSIDIARIES. PARENT has no subsidiaries except for the companies identified as "ACQUISITION CORP." in the Other Agreements. PARENT does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, and PARENT, directly or indirectly, is not a participant in any joint venture, partnership or other non-corporate entity.

      6.6 FINANCIAL STATEMENTS. Attached hereto as Schedule 6.6 are copies of the following financial statements (the "Parent Financial Statements") of PARENT, which reflect the results of its operations from inception in February 1997: PARENT's audited Balance Sheet as of June 30, 1997 and Statements of Income, Cash Flows and Retained Earnings for the period from inception through June 30 , 1997. Such Parent Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon or on Schedule 6.6). Except as set forth on Schedule 6.6, such Balance Sheet as of June 30, 1997 presents fairly the financial position of PARENT as of such date, and such Statements of Income, Cash Flows and Retained Earnings present fairly the results of operations and cash from for the period indicated.

      6.7 LIABILITIES AND OBLIGATIONS. Except as set forth on Schedule 6.7, PARENT has no material liabilities, contingent or otherwise, except as set forth in or contemplated by this Agreement and the Other Agreements and except for fees incurred in connection with the transactions contemplated hereby and thereby.

      6.8 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on
Schedule 6.8, PARENT is not in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them which would have a Material Adverse Effect; and except to the extent set forth in Schedule 6.8, there are no material claims, actions, suits or proceedings, pending or, to the knowledge of PARENT, threatened, against or affecting PARENT, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. PARENT has conducted and is conducting its businesses in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and are not in violation of any of the foregoing which might have a Material Adverse Effect.

      6.9 NO VIOLATIONS. PARENT is not in violation of any Parent Charter Document. None of PARENT, or, to the knowledge of PARENT, any other party thereto, is in default under any lease, instrument, agreement, license, or permit to which PARENT is a party, or by which PARENT or any of its properties, are bound (collectively, the "Parent Documents"); and (a) the rights and benefits of PARENT under the Parent Documents will not be adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a default under, any of the terms or provisions of the Parent Documents or the Parent Charter Documents. Except as set forth on
Schedule 6.9, none of the Parent Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit.

      6.10 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by PARENT and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of PARENT and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of PARENT.

      6.11 PARENT STOCK. At the time of issuance thereof, the Parent Stock to be delivered to the STOCKHOLDERS and the NEWBURY STOCKHOLDERS pursuant to this Agreement will constitute valid and legally issued shares of PARENT, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Sections 15 and 16 hereof, will be identical in all substantive respects (which do not include the form of certificate upon which it is printed or the presence or absence of a CUSIP number on any such certificate) to the Parent Stock issued and outstanding as of the date hereof. The shares of Parent Stock to be issued to the STOCKHOLDERS and the NEWBURY STOCKHOLDERS pursuant to this Agreement will not be registered under the 1933 Act, except as provided in Section 17 hereof.

      6.12 NO SIDE AGREEMENTS. PARENT has not entered or will enter into any agreement with any of the Founding Companies or any of the STOCKHOLDERS of the Founding Companies other than the Other Agreements and the agreements contemplated by the Other Agreements, including the employment agreements referred to therein.

      6.13 BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS. PARENT was organized in February 1997 and has conducted limited operations since that time. PARENT has not conducted any material business since the date of its inception, except in connection with this Agreement, the Other Agreements and the IPO. PARENT does not own and has not at any time owned any real property or any material personal property and is not a party to any other agreement, except as listed on Schedule
6.13 and except that PARENT is a party to the Other Agreements and the agreements contemplated thereby and to such agreements as will be filed as Exhibits to the Registration Statement.

      Except (i) as described in Schedule 6.13 and (ii) for the information included in the Annexes and Schedules this Agreement and the Other Agreements are in substantially the same form and copies of the Other Agreements are available for review by COMPANY, NEWBURY, the STOCKHOLDERS and the NEWBURY STOCKHOLDERS. In arriving at the consideration to be paid to STOCKHOLDERS and the NEWBURY STOCKHOLDERS specified in Annex II, PARENT utilized with the COMPANY and NEWBURY substantially the same methodologies as PARENT utilized with each of the Other Founding Companies.

      6.14 TAXES. PARENT has timely filed all requisite federal, state and other Tax returns or extension requests for all fiscal periods ended on or before the Balance Sheet Date; and except as set forth on Schedule 6.14, there are no examinations in progress or claims against PARENT for federal, state and other Taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for taxes, whether pending or threatened, has been received. All Tax, including interest and penalties (whether or not shown on any tax return) owed by PARENT, any member of an affiliated or consolidated group which includes or included PARENT, or with respect to any payment made or deemed made by PARENT herein has been paid. The amounts shown as accruals for taxes on Parent Financial Statements are sufficient for the payment of all Taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. PARENT is not an investment company as defined in Section 351(e)(1) of the Code.

            PARENT will not make an election to treat the transaction as a purchase of assets under Section 338 of the Code.

      6.15 ABSENCE OF CHANGES. Since June 30, 1997, except as set forth in the drafts of the Registration Statement delivered to the STOCKHOLDERS and the NEWBURY STOCKHOLDERS, and except as contemplated by this Agreement and the Other Agreements, there has not been:

            (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of PARENT;

            (ii) any damage destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of PARENT;

            (iii) any change in the authorized capital of PARENT or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

            (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of PARENT;

            (v) any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially adversely affecting the business of PARENT;

            (vi) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of PARENT to any person;

            (vii) any cancellation or agreement to cancel, any indebtedness or other obligation owing PARENT;

            (viii)any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of PARENT or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

            (ix)  any waiver of any material rights or claims of PARENT;

            (x) any amendment or termination of any material contract agreement, license, permit or other right to which PARENT is a party;

            (xi) any transaction by PARENT outside the ordinary course of its business; or

            (xii) any other distribution of property or assets by PARENT other than in the ordinary course of business.

      6.16 DISCLOSURE. The most recent draft of the Registration Statement delivered to the COMPANY, NEWBURY, the STOCKHOLDERS, and the NEWBURY STOCKHOLDERS, together with this Agreement and the information furnished to the COMPANY, NEWBURY, the STOCKHOLDERS and the NEWBURY STOCKHOLDERS in connection herewith, does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements contained in or omitted from any of such documents made or omitted in reliance upon information furnished by the COMPANY, NEWBURY, the STOCKHOLDERS or the NEWBURY STOCKHOLDERS.

7.    COVENANTS PRIOR TO CLOSING

      7.1 ACCESS AND COOPERATION; DUE DILIGENCE. (a) Between the date of this Agreement and the Funding and Consummation Date, the COMPANY and NEWBURY will afford to the officers and authorized representatives of PARENT access to all of the COMPANY's and NEWBURY's sites, properties, books and records and will furnish PARENT with such additional financial and operating data and other information as to the business and properties of the COMPANY and NEWBURY as PARENT may from time to time reasonably request. The COMPANY and NEWBURY will cooperate with PARENT, its representatives, auditors and counsel in the preparation of any documents or other material which may be reasonably required in connection with any documents or materials required by this Agreement. PARENT, NEWBURY, the STOCKHOLDERS, the NEWBURY STOCKHOLDERS and the COMPANY will treat all information obtained in connection with the negotiation and performance of this Agreement as confidential in accordance with the provisions of Section 14 hereof. In addition, PARENT will cause each of the Other Founding Companies to enter into a provision similar to this Section 7.1 requiring each Other Founding Company, its STOCKHOLDERS, directors, officers, representatives, employees and agents to keep confidential any information obtained by such Other Founding Company.

      (b) Between the date of this Agreement and the Funding and Consummation Date, PARENT will afford to the officers and authorized representatives of the COMPANY and NEWBURY access to all of PARENT's sites, properties, books and records and will furnish the COMPANY and NEWBURY with such additional financial and operating data and other information as to the business and properties of PARENT as the COMPANY and NEWBURY may from time to time reasonably request. PARENT will cooperate with the COMPANY and NEWBURY, their representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this

Agreement. The COMPANY and NEWBURY will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 14 hereof.

      7.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Funding and Consummation Date, the COMPANY and NEWBURY will, except as set forth on Schedule 7.2:

            (i) carry on their businesses in substantially the same manner as they have heretofore and not introduce any material new method of management, operation or accounting; and

            (ii) maintain their properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted; and

            (iii) perform in all material respects all of their obligations under agreements relating to or affecting their assets, properties or rights; and

            (iv) keep in full force and effect present insurance policies or other comparable insurance coverage; and

            (v) use their reasonable best efforts to maintain and preserve their business organization intact, retain their present key employees and maintain its relationships with suppliers, customers and others having business relations with the COMPANY and NEWBURY; and

            (vi) maintain compliance with all material permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities; and

            (vii) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments, except as permitted in Section 10.6, or as disclosed on Schedule 5.10, or without the prior knowledge and written consent of PARENT; and maintain all debt and lease obligations at levels no greater than the levels in effect on the Balance Sheet Date; and

            (viii)maintain or reduce present salaries and commission levels for all officers, directors, employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices.

      7.3 PROHIBITED ACTIVITIES. Except as disclosed on Schedule 7.3, and except as expressly permitted by Section 10.6, between the date hereof and the Funding and Consummation Date, the COMPANY and NEWBURY will not, without prior written consent of PARENT:

            (i) make any change in their Certificates or Articles of Incorporation or By-laws; or

            (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to their securities of any kind other than in connection with the exercise of options or warrants listed in Schedule 5.4; or

            (iii) declare or pay any dividend, or make any distribution in respect of their stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of their stock; or

            (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) or involves an amount not in excess of $50,000; or

            (v) create, assume or permit to exist any borrowing, debt, mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) debt in an aggregate amount not to exceed the amount of debt outstanding on the Balance Sheet Date,
      (2) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $50,000 necessary or desirable for the conduct of the businesses of the COMPANY,
      (3) (A) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested taxes adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business (the liens set forth in clause (3) being referred to herein as "Statutory Liens"), or (4) liens set forth on Schedule 5.10 and/or 5.15 hereto; or

            (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business; or

            (vii) negotiate for the acquisition of any business or the start-up of any new business; or

            (viii)merge or consolidate or agree to merge or consolidate with or into any other corporation; or

            (ix) waive any material rights or claims of the COMPANY or NEWBURY, provided that the COMPANY may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included in Schedule 5.11 unless specifically listed thereon; or

            (x) commit a material breach or amend or terminate any material agreement, permit, license or other right of the COMPANY or NEWBURY; or

            (xi) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

      7.4 NO SHOP. None of the STOCKHOLDERS, the NEWBURY STOCKHOLDERS, the COMPANY, NEWBURY, or any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Funding and Consummation Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

            (i) solicit or initiate the submission of proposals or offers from any person for, or

            (ii)  participate in any discussions pertaining to, or

            (iii) furnish any information to any person other than PARENT or its authorized agents relating to,

any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the COMPANY or NEWBURY or a merger, acquisition, consolidation, share exchange or business combination of or with the COMPANY or NEWBURY.

      7.5 NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, the COMPANY shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, and shall provide PARENT on Schedule 7.5 with proof that any required notice has been sent.

      7.6 AGREEMENTS. Prior to the Closing Date, the STOCKHOLDERS, the NEWBURY STOCKHOLDERS, the COMPANY and NEWBURY shall terminate (i) any stockholders agreements, voting agreements, voting trusts, options, warrants, (ii) any employment agreements between the COMPANY or NEWBURY and any employee listed on
Schedule 9.12 hereto, and (iii) any existing agreement between the COMPANY or NEWBURY, on the one hand, and any

STOCKHOLDER or any NEWBURY STOCKHOLDER, on the other hand, other than those expressly disclosed on Schedule 7.6/9.7 as not being terminated.

      7.7 NOTIFICATION OF CERTAIN MATTERS. The STOCKHOLDERS, the NEWBURY STOCKHOLDERS, NEWBURY and the COMPANY shall give prompt notice to PARENT of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the COMPANY, the NEWBURY STOCKHOLDERS, NEWBURY or the STOCKHOLDERS contained herein to be untrue or inaccurate in any material respect at or prior to the Closing Date or the Funding and Consummation Date and (ii) any material failure of any STOCKHOLDER, any NEWBURY STOCKHOLDER, NEWBURY or the COMPANY to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. PARENT shall give prompt notice to the COMPANY and NEWBURY of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of PARENT contained herein to be untrue or inaccurate in any material respect at or prior to the Closing Date or the Funding and Consummation Date and (ii) any material failure of PARENT to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 7.7 shall not be deemed to (i) modify the representations or warranties hereunder of any party, which modification may only be made pursuant to Section 7.8, (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to any party receiving such notice.

      7.8 AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation, until 24 hours prior to the anticipated effectiveness of the Registration Statement, to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided however, that supplements and amendments to Schedules 5.10, 5.11, 5.14 and 5.15 shall only have to be delivered at the Closing Date, unless such Schedule is to be amended to reflect an event occurring other than in the ordinary course of business. Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by the COMPANY or NEWBURY that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless PARENT and a majority of the Founding Companies other than the COMPANY and NEWBURY consent to such amendment or supplement; and provided further, that no amendment or supplement to a Schedule prepared by PARENT that constitutes or reflects an event or occurrence that would have a Material Adverse Effect may be made unless a majority of the Founding Companies consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1 and 9.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this

Section 7.8. In the event that one of the Other Founding Companies seeks to amend or supplement a Schedule pursuant to Section 7.8 of one of the Other Agreements, and such amendment or supplement constitutes or reflects an event or occurrence that would have a Material Adverse Effect on such Other Founding Company, PARENT shall give the COMPANY and NEWBURY notice promptly after it has knowledge thereof. If PARENT and a majority of the Founding Companies consent to such amendment or supplement, which consent shall have been deemed given by PARENT or any Founding Company if no response is received within 24 hours following receipt of notice of such amendment or supplement (or sooner if required by the circumstances under which such consent is requested), but the COMPANY and NEWBURY do not give their consent, the COMPANY and NEWBURY may terminate this Agreement pursuant to Section 12.1(iv). In the event that COMPANY or NEWBURY seeks to amend or supplement a Schedule pursuant to this Section 7.8, and PARENT and a majority of the Other Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i). In the event that PARENT seeks to amend or supplement a Schedule pursuant to this Section 7.8 and a majority of the Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i). No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section 7.8. No amendment of or supplement to a Schedule shall be made later than 24 hours prior to the anticipated effectiveness of the Registration Statement.

      7.9 COOPERATION IN PREPARATION OF REGISTRATION STATEMENT. The COMPANY, NEWBURY, the STOCKHOLDERS and the NEWBURY STOCKHOLDERS shall furnish or cause to be furnished to PARENT and the Underwriters all of the information concerning the COMPANY, NEWBURY, the STOCKHOLDERS and the NEWBURY STOCKHOLDERS required for inclusion in, and will cooperate with PARENT and the Underwriters in the preparation of, the Registration Statement and the prospectus included therein (including audited and unaudited financial statements, prepared in accordance with generally accepted accounting principles, in form suitable for inclusion in the Registration Statement). The COMPANY, NEWBURY, the STOCKHOLDERS and the NEWBURY STOCKHOLDERS agree promptly to advise PARENT if at any time during the period in which a prospectus relating to the offering is required to be delivered under the 1933 Act, any information contained in the prospectus concerning the COMPANY, NEWBURY, the STOCKHOLDERS or the NEWBURY STOCKHOLDERS becomes incorrect or incomplete in any material respect, and to provide the information needed to correct such inaccuracy. Insofar as the information relates solely to the COMPANY, NEWBURY, the STOCKHOLDERS or the NEWBURY STOCKHOLDERS, the COMPANY and NEWBURY, respectively, represent and warrant as to such information with respect to themselves, and the STOCKHOLDERS and the NEWBURY STOCKHOLDERS represent and warrant, as to such information with respect to the COMPANY and NEWBURY and himself or herself, that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. PARENT will keep the COMPANY, NEWBURY and the Other Founding Companies advised as to the status of the Registration Statement, including receipt of SEC comments, PARENT'S response thereto, and the anticipated date and time of its effectiveness.

      7.10 FINAL FINANCIAL STATEMENTS. The COMPANY shall provide prior to the Funding and Consummation Date, and PARENT shall have had sufficient time to review, the unaudited consolidated balance sheets of the COMPANY as of the end of all fiscal quarters following the Balance Sheet Date, and the unaudited consolidated statement of income, cash flows and retained earnings of the COMPANY for all fiscal quarters ended after the Balance Sheet Date, disclosing no material adverse change in the financial condition of the COMPANY or the results of its operations or cash flows from the financial statements as of the Balance Sheet Date. Such financial statements must be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted therein). Except as noted in such financial statements, all of such financial statements will present fairly the results of operations or cash flows of the COMPANY for the periods indicated therein.

      7.11 FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

      7.12 AUTHORIZED CAPITAL. PARENT shall maintain its authorized capital stock as set forth in the Registration Statement filed with the SEC except for such changes in authorized capital stock as are made to respond to comments made by the SEC or requirements of any exchange or automated trading system for which application is made to register the Parent Stock.

      7.13 COMPLIANCE WITH HART-SCOTT. All parties to this Agreement hereby recognize that one or more filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott Act") may be required in connection with the transactions contemplated herein. If it is determined by the parties to this Agreement that filings under the Hart-Scott Act are required, then: (i) each of the parties hereto agrees to cooperate and use its best efforts to comply with the Hart-Scott Act, (ii) such compliance by the STOCKHOLDERS, the NEWBURY STOCKHOLDERS, the COMPANY and NEWBURY shall be deemed a condition precedent in addition to the conditions precedent set forth in
Section 9 of this Agreement, and such compliance by PARENT shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 8 of this Agreement, and (iii) the parties agree to cooperate and use their best efforts to cause all filings required under the Hart-Scott Act to be made.

8.    CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS,
      COMPANY, NEWBURY AND NEWBURY STOCKHOLDERS

      The obligations of STOCKHOLDERS, NEWBURY STOCKHOLDERS, the COMPANY and NEWBURY with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. The obligations of the STOCKHOLDERS, NEWBURY STOCKHOLDERS, COMPANY and NEWBURY with respect to the actions to be taken in the Funding and Consummation Date are subject to the satisfaction or waiver on or prior to the Funding and Consummation Date of the conditions set forth in Sections 8.1, 8.8,
8.9 and 8.12. As of the Closing Date or, with respect to the conditions set forth in Sections 8.1, 8.8, 8.9 and 8.12, as of the Funding and Consummation Date, all conditions not satisfied or objected to shall be deemed to have been waived, except that no such waiver shall be deemed to affect the survival of the representations and warranties of PARENT contained in Section 6 hereof:

      8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of PARENT contained in Section 6 shall be true and correct in all material respects as of the Closing Date and the Funding and Consummation Date as though such representations and warranties had been made on and as of such dates; all of the terms, covenants and conditions of this Agreement to be complied with and performed by PARENT on or before the Closing Date and the Funding and Consummation Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date and the Funding and Consummation Date, respectively, and signed by the President or any Vice President of PARENT shall have been delivered to the COMPANY, NEWBURY, the STOCKHOLDERS and the NEWBURY STOCKHOLDERS.

      8.2 SATISFACTION. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be satisfactory to the COMPANY and NEWBURY and their counsel. The STOCKHOLDERS, the NEWBURY STOCKHOLDERS, NEWBURY and the COMPANY shall not have determined that the Registration Statement and the prospectus forming a part thereof, including any amendments thereof or supplements thereto, contain any untrue statement of a material fact, or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the condition contained in this sentence shall be deemed satisfied if the COMPANY, NEWBURY, STOCKHOLDERS or NEWBURY STOCKHOLDERS shall have failed to inform PARENT in writing prior to the effectiveness of the Registration Statement of the existence of an untrue statement of a material fact or the omission of such a statement of a material fact.

      8.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Exchange or the

IPO and no governmental agency or body shall have taken any other action or made any request of the COMPANY and NEWBURY as a result of which the management of the COMPANY and NEWBURY deems it inadvisable to proceed with the transactions hereunder.

      8.4 OPINION OF COUNSEL. The COMPANY and NEWBURY shall have received an opinion from counsel for PARENT, dated the Funding and Consummation Date, in the form annexed hereto as Annex V.

      8.5 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and the Underwriters shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the underwriting agreement, on terms such that the aggregate value of the cash and the number of shares of Parent Stock to be received by the STOCKHOLDERS and the NEWBURY STOCKHOLDERS is not less than the Minimum Value set forth on Annex II.

      8.6 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transaction contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Exchange and no governmental agency or body shall have taken any other action or made any request of COMPANY or NEWBURY as a result of which COMPANY and NEWBURY deems it inadvisable to proceed with the transactions hereunder.

      8.7 GOOD STANDING CERTIFICATES. PARENT shall have delivered to the COMPANY and NEWBURY a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Secretary of State Delaware and Texas and in each state in which PARENT is authorized to do business, showing that each of PARENT is in good standing and authorized to do business.

      8.8 NO MATERIAL ADVERSE EFFECT No event or circumstance shall have occurred with respect to PARENT which would constitute a Material Adverse Effect.

      8.9 CLOSING OF IPO. The closing of the sale of the Parent Stock to the Underwriters in the IPO shall have occurred simultaneously with the Funding and Consummation Date hereunder.

      8.10 SECRETARY'S CERTIFICATE. The COMPANY and NEWBURY shall have received a certificate or certificates, dated the Closing Date and signed by the secretary of PARENT, certifying the truth and correctness of attached copies of the PARENT's Certificate of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the Board of Directors and, if required, the STOCKHOLDERS of PARENT approving PARENT's entering into this Agreement and the consummation of the transactions contemplated hereby.

      8.11 EMPLOYMENT AGREEMENTS. Each of the persons listed on Schedule 9.12 shall have been afforded the opportunity to enter into an employment agreement substantially in the form of Annex VIII hereto.

      8.12 TAX MATTERS. The STOCKHOLDERS and NEWBURY STOCKHOLDERS shall have been advised a tax advisor reasonably acceptable to the STOCKHOLDERS and NEWBURY STOCKHOLDERS that the Exchange should qualify as a tax-free transfer of property under Section 351 of the Code; provided that this shall not constitute a condition precedent under this Section 8 or otherwise unless the STOCKHOLDERS and NEWBURY STOCKHOLDERS have complied with every reasonable request designed or intended to enable the Exchange to so qualify.

      8.13 PARALLEL TRANSFER RESTRICTIONS. WJG Capital, L.L.C. ("WJG") and the PARENT's other stockholders and option and warrant holders shall have agreed in writing to restrict the transfers of their shares of Parent Stock on substantially the same terms as specified in Section 15.1; provided, that nothing shall restrict WJG from distributing shares of Parent Stock to the members of WJG so long as such members are subject to the referenced restrictions on transfer.

      8.14 MERGERS. PARENT's acquisitions of the Other Founding Companies shall occur on the Funding and Consummation Date pursuant to the Other Agreements.

      8.15 LISTING. PARENT shall have caused the Parent Stock to be listed on the New York Stock Exchange or traded or quoted on the NASDAQ National Market System, subject to official notice of issuance.

9.    CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT

      The obligations of PARENT with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions. The obligations of PARENT with respect to actions to be taken on the Funding and Consummation Date are subject to the satisfaction or waiver on or prior to the Funding and Consummation Date of the conditions set forth in Sections 9.1, 9.4 and 9.13. As of the Closing Date or, with respect to the conditions set forth in Sections 9.1, 9.4 and 9.13, as of the Funding and Consummation Date, all conditions not satisfied shall be deemed to have been waived, except that no such waiver shall be deemed to affect the survival of the representations and warranties of the COMPANY, NEWBURY, STOCKHOLDERS and NEWBURY STOCKHOLDERS contained in Section 5 hereof.

      9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All the representations and warranties of the STOCKHOLDERS, NEWBURY STOCKHOLDERS, NEWBURY and the COMPANY contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the Funding and Consummation Date with the same effect as though such representations and warranties had been made on and as of such dates; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the STOCKHOLDERS, NEWBURY STOCKHOLDERS, NEWBURY and the COMPANY on or before the Closing Date or the Funding and Consummation Date, as the case may be, shall have been duly performed or complied with in all material respects; and the STOCKHOLDERS and NEWBURY STOCKHOLDERS shall have delivered to PARENT certificates dated the Closing Date and the Funding and Consummation Date, respectively, and signed by them to such effect.

      9.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the Exchange or the IPO and no governmental agency or body shall have taken any other action or made any request of PARENT as a result of which the management of PARENT deems it inadvisable to proceed with the transactions hereunder.

      9.3 SECRETARY'S CERTIFICATE. PARENT shall have received a certificate, dated the Closing Date and signed by the secretary of the COMPANY and NEWBURY, certifying the truth and correctness of attached copies of such COMPANY's and NEWBURY's Certificates or Articles of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the Boards of Directors and the STOCKHOLDERS and NEWBURY STOCKHOLDERS, respectively, approving the COMPANY's and NEWBURY's entering into this Agreement and the consummation of the transactions contemplated hereby.

      9.4 NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred with respect to the COMPANY or NEWBURY which would constitute a Material Adverse Effect, and neither the COMPANY nor NEWBURY shall have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of the COMPANY or NEWBURY to conduct its business.

      9.5 STOCKHOLDERS' AND NEWBURY STOCKHOLDERS' RELEASE. The STOCKHOLDERS and NEWBURY STOCKHOLDERS shall have delivered to PARENT, the COMPANY and NEWBURY an instrument dated the Closing Date releasing the COMPANY and NEWBURY (including all subsidiaries) from (i) any and all claims of the STOCKHOLDERS and NEWBURY STOCKHOLDERS against the COMPANY, NEWBURY and PARENT and (ii) any and all obligations of the COMPANY, NEWBURY and PARENT to the STOCKHOLDERS and the NEWBURY STOCKHOLDERS, except for (x) items specifically identified on Schedules 5.10, 5.15 or 7.6/9.7 as being claims of or obligations to the STOCKHOLDERS or NEWBURY STOCKHOLDERS which are to survive after Closing, (y) any obligations arising after the Funding and Consummation Date to a NEWBURY STOCKHOLDER relating to his or her employment by the COMPANY and (z) obligations arising under this Agreement or the transactions contemplated hereby.

      9.6 SATISFACTION. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been approved by counsel to PARENT.

      9.7 TERMINATION OF RELATED PARTY AGREEMENTS. Except as otherwise specifically set forth on Schedule 7.6/9.7, all existing agreements between COMPANY or NEWBURY (including all their subsidiaries) and the STOCKHOLDERS, NEWBURY STOCKHOLDERS and their affiliates shall have been canceled effective prior to or as of the Funding and Consummation Date.

      9.8 OPINION OF COUNSEL. PARENT shall have received an opinion from counsel to the COMPANY, NEWBURY, the STOCKHOLDERS and NEWBURY STOCKHOLDERS, dated the Closing Date, substantially in the form annexed as Annex VI, and the Underwriters shall have received a copy of the same opinion addressed to them.

      9.9 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; all consents and approvals of third parties listed on Schedule 5.23 shall have been obtained; and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Exchange and no governmental agency or body shall have taken any other action or made any request of PARENT as a result of which PARENT deems it inadvisable to proceed with the transactions hereunder.

      9.10  GOOD STANDING CERTIFICATES.   The COMPANY and NEWBURY shall have
delivered to PARENT a certificate, dated as of a date no earlier than ten days prior to the Closing Date, duly issued by the appropriate governmental authority in the COMPANY's and NEWBURY'S (and each subsidiary's) state of incorporation and, unless waived by PARENT, in the state in which the COMPANY and NEWBURY (and each subsidiary) is authorized to do business, showing the COMPANY and NEWBURY are in good standing and authorized to do business and that all state franchise and/or income Tax returns and Taxes for the COMPANY and NEWBURY (and each subsidiary) for all periods prior to the Closing have been filed and paid.

      9.11 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC.

      9.12 EMPLOYMENT AGREEMENTS. The COMPANY and each of the persons listed on
Schedule 9.12 shall have entered into an employment agreement substantially in the form of Annex VII hereto.

      9.13 CLOSING OF IPO. The closing of the sale of the Parent Stock to the Underwriters in the IPO shall have occurred simultaneously with the Funding and Consummation Date hereunder.

      9.14 FIRPTA CERTIFICATE. Each of the STOCKHOLDERS and the NEWBURY STOCKHOLDERS shall have delivered to PARENT a certificate to the effect that he or she is not a foreign person pursuant to Section 1.1445-2(b) of the Treasury regulations.

10.   COVENANTS OF PARENT, STOCKHOLDERS AND NEWBURY
      STOCKHOLDERS AFTER CLOSING

      10.1 REPAYMENT OF CERTAIN OBLIGATIONS. On the Funding and Consummation Date, PARENT shall pay off or cause to be paid off all of the COMPANY's funded indebtedness which either (i) has been disclosed pursuant to Schedule 5.10 of this Agreement and is issued and outstanding consistent with this Agreement or
(ii) is incurred in accordance with Section 10.6. After the Funding and Consummation Date, PARENT shall provide the COMPANY with the working capital required for operations.

      10.2 PRESERVATION OF TAX TREATMENT. Except as contemplated by this Agreement or the Registration Statement, after the Funding and Consummation Date, PARENT shall not and shall not permit any of its subsidiaries to undertake any act that would jeopardize the tax status of the Consolidation Plan as qualifying under Section 351 of the Code.

      10.3  PREPARATION AND FILING OF TAX RETURNS.

            (i) The COMPANY and NEWBURY shall, if possible, file or cause to be filed all separate Returns of any Acquired Party for all taxable periods that end on or before the Funding and Consummation Date. Notwithstanding the foregoing, the STOCKHOLDERS and NEWBURY STOCKHOLDERS shall file or cause to be filed all separate federal income Tax Returns of any Acquired Party for all taxable periods that end on or before the Funding and Consummation Date. The STOCKHOLDERS and NEWBURY STOCKHOLDERS shall pay or cause to be paid all Tax liabilities (in excess of all amounts already paid with respect thereto or properly accrued or reserved with respect thereto on the Company Financial Statements) shown by such Returns to be due.

            (ii) PARENT shall file or cause to be filed all separate Returns of, or that include, any Acquired Party for all taxable periods ending after the Funding and Consummation Date.

            (iii) Each party hereto shall, and shall cause its subsidiaries and affiliates to, provide to the of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, the party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

            (iv) Each of the COMPANY, NEWBURY, PARENT, NEWBURY STOCKHOLDERS and the STOCKHOLDERS shall comply with the Tax reporting requirements of the Treasury Regulations promulgated under the Code, and treat the transaction as a tax-free contribution under Section 351 of the Code.

      10.4 DIRECTORS. The persons named in the Registration Statement shall be appointed as directors and elected as officers of PARENT, as and to the extent set forth in the Registration Statement, promptly following the Funding and Consummation Date.

      10.5 PRESERVATION OF EMPLOYEE BENEFIT PLANS. Following the Funding and Consummation Date, PARENT shall not terminate any health insurance, life insurance or 401(k) plan in effect at the COMPANY until such time as PARENT is able to replace such plan with a plan that is applicable to PARENT and all of its then existing subsidiaries, provided that PARENT shall have no obligation to provide replacement plans that have the same terms and provisions as the existing plans, provided, further, that any new health insurance plan shall provide for coverage for preexisting conditions. Nothing herein shall in any way limit the management rights of PARENT to assess the COMPANY'S workforce needs and make appropriate adjustments as necessary or desirable within their discretion subject to applicable laws and collective bargaining agreements).

      10.6 DIVIDENDS. The COMPANY may pay to the STOCKHOLDERS as dividends the amount of the COMPANY's net income after accruals for federal and state income taxes for the period after the Balance Sheet Date to the Funding and Consummation Date. The COMPANY may borrow funds to the extent necessary to make the payments contemplated by this Section 10.6 and to the extent necessary to ensure that the COMPANY has cash on hand to adequately fund operations on the Funding and Consummation Date. NEWBURY may pay to the NEWBURY STOCKHOLDERS as dividends the amount of NEWBURY'S net income after accruals for federal and state income taxes for the period after the Balance Sheet Date to the Funding and Consummation Date. NEWBURY may not borrow to make such payments.

11.   INDEMNIFICATION

      The STOCKHOLDERS (other than NEWBURY), the NEWBURY STOCKHOLDERS and PARENT each make the following covenants that are applicable to them, respectively:

      11.1  INDEMNIFICATION BY THE STOCKHOLDERS AND NEWBURY
STOCKHOLDERS. The STOCKHOLDERS (other than NEWBURY) and the NEWBURY STOCKHOLDERS covenant and agree that they, jointly and severally, will indemnify, defend, protect and hold harmless PARENT, the COMPANY and NEWBURY at all times, from and after the date of this Agreement until the applicable Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by PARENT, the COMPANY or NEWBURY as a result of or arising from (i) any breach of the representations and warranties of the STOCKHOLDERS, the NEWBURY STOCKHOLDERS, NEWBURY or the COMPANY set forth herein or on the Schedules or certificates delivered in connection herewith, (ii) any breach of any agreement on the part of the STOCKHOLDERS, the NEWBURY STOCKHOLDERS, NEWBURY or the COMPANY under this Agreement, or (iii) any liability under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the COMPANY, NEWBURY, the NEWBURY STOCKHOLDERS or the STOCKHOLDERS, and provided to PARENT or its counsel by the COMPANY, NEWBURY, the NEWBURY STOCKHOLDERS or the STOCKHOLDERS (but in the case of the STOCKHOLDERS and the NEWBURY STOCKHOLDERS, only if such statement was provided in writing) contained in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the COMPANY, NEWBURY, the NEWBURY STOCKHOLDERS or the STOCKHOLDERS required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of PARENT, NEWBURY, the COMPANY to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the STOCKHOLDERS or NEWBURY STOCKHOLDERS provided, in writing, corrected information to PARENT's counsel and to PARENT for inclusion in the final prospectus, and such information was not so included or properly delivered.

      11.2 INDEMNIFICATION BY PARENT. PARENT covenants and agrees that it will indemnify, defend, protect and hold harmless the STOCKHOLDERS (other than NEWBURY) and the NEWBURY STOCKHOLDERS at all times from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the STOCKHOLDERS (other than NEWBURY) or NEWBURY STOCKHOLDERS as a result of or arising from (i) any breach by PARENT of its representations and warranties set forth herein or on the Schedules or certificates attached hereto, (ii) any breach of any agreement on the part of PARENT under this Agreement, or (iii) any liabilities which the STOCKHOLDERS (other than NEWBURY) or the NEWBURY

STOCKHOLDERS may incur due to PARENT's failure to be responsible for the liabilities and obligations of the COMPANY (except to the extent that PARENT has claims against the STOCKHOLDERS (other than NEWBURY) or the NEWBURY STOCKHOLDERS by reason of such liabilities); (iv) any liability under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to PARENT or any of the Other Founding Companies contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to PARENT or any of the Other Founding Companies required to be stated therein or necessary to make the statements therein not misleading.

      11.3 THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 11.1 or 11.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the written consent of the Indemnified Party. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest that prevents counsel for the Indemnifying Party from representing an Indemnified Party, then the Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel. An Indemnified Party shall also have the right, at its sole expense, to have counsel of its choice participate in (but never to control) the defense of any such claim. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the

Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person. Upon agreement as to such settlement between said Third Person and the Indemnifying Party, the Indemnifying Party shall, in exchange for a complete release from the Indemnified Party, promptly pay to the Indemnified Party the amount agreed to in such settlement and the Indemnified Party shall, from that moment on, bear full responsibility for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. The parties hereto will make appropriate adjustments for insurance proceeds in determining the amount of any indemnification obligation under this Section.

      11.4 EXCLUSIVE REMEDY. The indemnification provided for in this Section 11 shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided that, (i) nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement and (ii) the Newbury Agreements shall be fully enforceable in all respects and all remedies at law or in equity shall be available.

      11.5 LIMITATIONS ON INDEMNIFICATION. PARENT and the other persons or entities indemnified pursuant to Section 11.1 or 11.2 shall not assert any claim for indemnification hereunder against the STOCKHOLDERS (other than NEWBURY) or the NEWBURY STOCKHOLDERS until such time as, and solely to the extent that, the aggregate of all claims which all such persons may have against all such STOCKHOLDERS (other than NEWBURY) and NEWBURY STOCKHOLDERS shall exceed 1.0% of
(i) the sum of the cash paid to STOCKHOLDERS (other than NEWBURY) and to the NEWBURY STOCKHOLDERS plus (ii) the value of the Parent Stock delivered to STOCKHOLDERS (other than NEWBURY) and to the NEWBURY STOCKHOLDERS (calculated as provided below) (the "Indemnification Threshold"). STOCKHOLDERS (other than NEWBURY) and NEWBURY STOCKHOLDERS shall not assert any claim for indemnification hereunder against PARENT until such time as, and solely to the extent that, the aggregate of all claims which all STOCKHOLDERS and all NEWBURY STOCKHOLDERS may have against PARENT shall exceed the amount of the Indemnification Threshold.

      No person shall be entitled to indemnification under this Section 11 if and to the extent that such person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

      Notwithstanding any other term of this Agreement, no STOCKHOLDER or NEWBURY STOCKHOLDER shall be liable under this Section 11 for an amount which exceeds the amount of proceeds received by such STOCKHOLDER (other than NEWBURY) or NEWBURY STOCKHOLDER in connection with the Exchange. For purposes of calculating the value of the Parent Stock received by STOCKHOLDERS (other than NEWBURY) and NEWBURY STOCKHOLDERS, Parent Stock shall be valued at its initial public offering price as set forth in the Registration Statement. It is hereby understood and agreed that a STOCKHOLDER or NEWBURY STOCKHOLDER may satisfy an indemnification obligation through payment of a combination of stock and cash in proportion equal to the proportion of stock and cash received by such STOCKHOLDER or NEWBURY STOCKHOLDER in connection with the Exchange, valued as described immediately above.

12.   TERMINATION OF AGREEMENT

      12.1 TERMINATION.This Agreement may be terminated at any time prior to the Funding and Consummation Date solely:

      (i) by mutual consent of the boards of directors of PARENT, NEWBURY and the COMPANY; or

      (ii) by the COMPANY and NEWBURY (acting through their boards of directors) if, by September 30, 1997, the PARENT shall not have filed the Registration Statement with the SEC reflecting an estimated minimum price for Parent Stock of at least $10.50 per share; or

      (iii) by the COMPANY and NEWBURY (acting through their boards of directors), on the one hand, or by PARENT (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by December 31, 1997, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Funding and Consummation Date; or

      (iv) by the COMPANY and NEWBURY (acting through their boards of directors) on the one hand, or by PARENT (acting through its board of directors), on the other hand, if a material breach or default shall be made by any party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Funding and Consummation Date; or

      (v)   pursuant to Section 7.8 hereof; or

      (vi)  pursuant to Section 4 hereof.

      12.2 LIABILITIES IN EVENT OF TERMINATION. Except as provided in Section
7.8 hereof, the termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement, including, but not limited to, legal and audit costs and expenses.

13.   NONCOMPETITION

      13.1 PROHIBITED ACTIVITIES. The NEWBURY STOCKHOLDERS will not, for a period of five (5) years following the Funding and Consummation Date, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

      (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any temporary staffing, "PEO" or staff leasing, permanent placement or human resource consulting or outsourcing business in competition with PARENT or any of the subsidiaries thereof, within 100 miles of where the COMPANY or any of its subsidiaries conducted business prior to the effectiveness of the Exchange (the "Territory");

      (ii) call upon any person who is, at that time, within the Territory, an employee of PARENT (including the subsidiaries thereof) in a sales representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of PARENT (including the subsidiaries thereof);

      (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to the Funding and Consummation Date, a client or customer of PARENT (including the subsidiaries thereof), or the COMPANY or of any of the Other Founding Companies within the Territory for the purpose of soliciting or selling products or services in competition with PARENT within the Territory;

      (iv) call upon any prospective acquisition candidate, on any NEWBURY STOCKHOLDER's behalf or on behalf of any competitor in the temporary staffing, "PEO" or staff leasing, permanent placement or human resource consulting or outsourcing business, which candidate, to the actual knowledge of such NEWBURY STOCKHOLDER, was called upon by PARENT (including the subsidiaries thereof) or for which, to the knowledge of such NEWBURY STOCKHOLDER, PARENT (or any subsidiary thereof) made an acquisition analysis, for the purpose of acquiring such entity; or

      (v) disclose clients or customers, whether in existence or proposed, of the COMPANY to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that the COMPANY has in the past disclosed such information to the public for valid business reasons.

      Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any NEWBURY STOCKHOLDER from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or in the over-the-counter market.

      13.2 DAMAGES. Because of the difficulty of measuring economic losses to PARENT (including its subsidiaries) as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to PARENT (including its subsidiaries) for which it would have no other adequate remedy, each NEWBURY STOCKHOLDERS agree that the foregoing covenant may be enforced by PARENT (including its subsidiaries) in the event of breach by any such NEWBURY STOCKHOLDER, by injunctions and restraining orders.

      13.3 REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Section 13 impose a reasonable restraint on the NEWBURY STOCKHOLDERS in light of the activities and business of the COMPANY (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of the COMPANY.

      13.4 SEVERABILITY; REFORMATION. The covenants in this Section 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

      13.5 INDEPENDENT COVENANT. All of the covenants in this Section 13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any NEWBURY STOCKHOLDER against PARENT (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by PARENT (or any subsidiary) of such covenants. It is specifically agreed that the period of five (5) years stated at the beginning of this Section 13, during which the agreements and covenants of the NEWBURY STOCKHOLDERS made in this Section 13 shall be effective, shall be computed by excluding from such computation any time during which a NEWBURY STOCKHOLDER is in violation of any provision of this Section 13. The covenants contained in Section 13 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

      13.6 MATERIALITY. The COMPANY, NEWBURY, the STOCKHOLDERS and the NEWBURY STOCKHOLDERS hereby agree that this covenant is a material and substantial part of this transaction.

14.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

      14.1  STOCKHOLDERS AND NEWBURY STOCKHOLDERS.  Each
STOCKHOLDER and NEWBURY STOCKHOLDER recognizes and acknowledges that he had in the past, currently has, and in the future may possibly have, access to certain confidential information of the COMPANY, NEWBURY, the Other Founding Companies, and/or PARENT, such as operational policies, pricing and cost policies, and insurance costs that are valuable, special and unique assets of the COMPANY's, NEWBURY's, the Other Founding Companies' and/or PARENT's businesses. Each STOCKHOLDER and NEWBURY STOCKHOLDER agrees that he will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of PARENT, (b) following the Closing, such information may be disclosed by a NEWBURY STOCKHOLDER as is required in the course of performing his duties for PARENT (or any subsidiary) and (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1, unless (i) such information becomes known to the public generally through no fault of a STOCKHOLDER or NEWBURY STOCKHOLDER,
(ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), a STOCKHOLDER or NEWBURY STOCKHOLDER shall give prior written notice thereof to PARENT and provide PARENT with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by the any STOCKHOLDER or NEWBURY STOCKHOLDER of the provisions of this Section, PARENT shall be entitled to an injunction restraining such STOCKHOLDER or NEWBURY STOCKHOLDER from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting

PARENT from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

      14.2 PARENT. PARENT recognizes and acknowledges that they had in the past and currently have access to certain confidential information of the COMPANY, such as operational policies, pricing and cost policies, and insurance costs that are valuable, special and unique assets of the COMPANY's business. PARENT agrees that, prior to the Closing, or if the transactions contemplated by this Agreement are not consummated, they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the COMPANY, (b) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.2, (c) to the Other Founding Companies and their representatives pursuant to
Section 7.1(a), unless (i) such information becomes known to the public generally through no fault of PARENT, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), PARENT shall, if possible, give prior written notice thereof to the COMPANY and the STOCKHOLDERS and provide the COMPANY and the STOCKHOLDERS with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, and (d) to the public to the extent necessary or advisable in connection with the filing of the Registration Statement and the IPO and the securities laws applicable thereto and to the operation of PARENT as a publicly held entity after the IPO. In the event of a breach or threatened breach by PARENT of the provisions of this Section, the COMPANY and the STOCKHOLDERS shall be entitled to an injunction restraining PARENT from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the COMPANY and the STOCKHOLDERS from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

      14.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 14.1 and 14.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

      14.4 SURVIVAL. The obligations of the parties under this Article 14 shall survive the Closing or the termination of this Agreement, for a period of five
(5) years from the Closing Date or the date of termination, as the case may be.

15.   TRANSFER RESTRICTIONS

      15.1 TRANSFER RESTRICTIONS. Except for transfers to immediate family members who agree to be bound by the restrictions set forth in this Section 15.1 (or trusts for the benefit of the STOCKHOLDERS or NEWBURY STOCKHOLDERS or immediate family members, the trustees of which so agree), for a period of one year from the Closing Date, except pursuant to Section 17 hereof, the STOCKHOLDERS and NEWBURY STOCKHOLDERS shall not sell, assign, exchange, transfer, encumber, pledge, distribute, appoint, or otherwise dispose of any shares of Parent Stock received by the STOCKHOLDERS or NEWBURY STOCKHOLDERS in the Exchange. The certificates evidencing the Parent Stock delivered to the STOCKHOLDERS and NEWBURY STOCKHOLDERS pursuant to Section 3 of this Agreement will bear a legend substantially in the form set forth below and containing such other information as PARENT may deem necessary or appropriate:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION,
APPOINTMENT OR OTHER DISPOSITION PRIOR TO [FIRST ANNIVERSARY OF CLOSING DATE]. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

16.   FEDERAL SECURITIES ACT REPRESENTATIONS

      16.1 COMPLIANCE WITH LAW. The STOCKHOLDERS and NEWBURY STOCKHOLDERS acknowledge that the shares of Parent Stock to be delivered to the STOCKHOLDERS and NEWBURY STOCKHOLDERS pursuant to this Agreement have not been and will not be registered under the 1933 Act and therefore may not be resold without compliance with the 1933 Act. The Parent Stock to be acquired by the STOCKHOLDERS and NEWBURY STOCKHOLDERS pursuant to this Agreement is being acquired solely for their own accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution. Each STOCKHOLDER and NEWBURY STOCKHOLDER covenants, warrants and represents that none of the shares of Parent Stock issued to such STOCKHOLDER or NEWBURY STOCKHOLDER will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC. All the Parent Stock shall bear the following legend in addition to the legend required under Section 15 of this
Agreement:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE 1933 ACT AND APPLICABLE SECURITIES LAW.

      16.2 ECONOMIC RISK; SOPHISTICATION. Each STOCKHOLDER and NEWBURY STOCKHOLDER is able to bear the economic risk of an investment in the Parent Stock to be acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment in the Parent Stock. Each STOCKHOLDER and NEWBURY STOCKHOLDER has had an adequate opportunity to ask questions and receive answers from the officers of PARENT concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of PARENT, the plans for the operations of the business of PARENT, the business, operations and financial conditions of the Founding Companies other than the COMPANY, and any plans for additional acquisitions and the like. Each STOCKHOLDER and NEWBURY STOCKHOLDER has asked any and all questions in the nature described in the preceding sentence and all questions have been answered to his satisfaction.

17.   REGISTRATION RIGHTS

      17.1 PIGGYBACK REGISTRATION RIGHTS. At any time following the Closing, whenever PARENT proposes to register any Parent Stock for its own or others account under the 1933 Act for a public offering, other than (i) any shelf registration of shares to be used as consideration for acquisitions of additional businesses by PARENT and (ii) registrations relating to employee benefit plans, PARENT shall give the STOCKHOLDERS and NEWBURY STOCKHOLDERS prompt written notice of its intent to do so. Upon the written request of any STOCKHOLDER or NEWBURY STOCKHOLDER given within 30 days after receipt of such notice, PARENT shall cause to be included in such registration all of the Parent Stock issued to such STOCKHOLDER or NEWBURY STOCKHOLDER pursuant to this Agreement (including any stock issued as (or issuable upon the conversion or exchange of any convertible security, warrant, right or other security which is issued by PARENT as) a dividend or other distribution with respect to, or in exchange for, or in replacement of such Parent Stock) which the STOCKHOLDER or NEWBURY STOCKHOLDER requests, provided that PARENT shall have the right to reduce the number of shares included in such registration to the extent that inclusion of such shares could, in the opinion of tax counsel to PARENT or its independent auditors, jeopardize the status of the transactions contemplated hereby and by the Registration Statement as qualifying under Section 351 of the Code. In addition, if PARENT is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 17.1 that the number of shares to be sold by persons other than PARENT is greater than the

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number of such shares which can be offered without adversely affecting the offering, PARENT may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares held by such person) to a number deemed satisfactory by such managing underwriter, provided, that, for the such offering made by PARENT after the IPO, such reduction shall be made first by reducing the number of shares to be sold by persons other than PARENT, the STOCKHOLDERS, the NEWBURY STOCKHOLDERS and the STOCKHOLDERS of the Other Founding Companies (collectively, the STOCKHOLDERS, the NEWBURY STOCKHOLDERS and the STOCKHOLDERS of the Other Founding Companies being referred to herein as the "Founding STOCKHOLDERS"), and thereafter, if a further reduction is required, by reducing the number of shares to be sold by the Founding STOCKHOLDERS.

      17.2 REGISTRATION PROCEDURES. All expenses incurred in connection with the registrations under this Article 17 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts which shall be payable by the respective selling parties), shall be borne by PARENT. In connection with registrations under
Section 17.1, PARENT shall (i) use its best efforts to prepare and file with the SEC as soon as reasonably practicable, a registration statement with respect to the Parent Stock and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 90 days (or such shorter period during which holders shall have sold all Parent Stock which they requested to be registered); (ii) use its best efforts to register and qualify the Parent Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution for the Parent Stock; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder.

      17.3 UNDERWRITING AGREEMENT. In connection with the registration pursuant to Section 17.1 covering an underwritten registered offering, PARENT and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of PARENT's size and investment stature, including indemnification.

      17.4 AVAILABILITY OF RULE 144. PARENT shall not be obligated to register shares of Parent Stock held by any STOCKHOLDER or NEWBURY STOCKHOLDER at any time when the resale provisions of Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act are available to such STOCKHOLDER or NEWBURY STOCKHOLDER.

      18.   GENERAL

      18.1 COOPERATION. The COMPANY, NEWBURY, STOCKHOLDERS, NEWBURY STOCKHOLDERS and PARENT shall the deliver or cause to be delivered to the other on the

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Funding and Consummation Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The COMPANY and NEWBURY will cooperate and use its reasonable efforts to have the present officers, directors and employees of the COMPANY and NEWBURY cooperate with PARENT on and after the Funding and Consummation Date in furnishing information, evidence, testimony and other assistance in connection with any Tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Funding and Consummation Date.

      18.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of PARENT, NEWBURY and the COMPANY, and the heirs and legal representatives of the STOCKHOLDERS and the NEWBURY STOCKHOLDERS. Any attempt to assign this Agreement in a manner inconsistent with this Agreement shall be void and of no force or effect.

      18.3 ENTIRE AGREEMENT. This Agreement (including the Schedules, exhibits and Annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the STOCKHOLDERS, the NEWBURY STOCKHOLDERS, the COMPANY, NEWBURY and PARENT and supersede any prior agreement and understanding relating to the subject matter of this Agreement. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby, provided that the COMPANY and NEWBURY shall make a good faith effort to cross reference disclosure, as necessary or advisable, between related Schedules.

      18.4 COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

      18.5 BROKERS AND AGENTS. Except as disclosed on Schedule 18.5, each party represents and warrants that it employed no broker, agent or finder in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commission of any broker, agent or finder employed or alleged to have been employed by such indemnifying party.

      18.6 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, PARENT will pay the fees, expenses and disbursements of PARENT and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by PARENT under this Agreement, including the fees and expenses of Arthur Andersen, LLP, Bracewell & Patterson, L.L.P., and any other person or entity retained by PARENT or by WJG, and the costs of preparing the Registration Statement. The COMPANY and NEWBURY will pay all of their respective fees, expenses and disbursements relating to this Agreement and the Exchange, other than any fees, expenses and disbursements that relate to the unique circumstances of a particular STOCKHOLDER or NEWBURY STOCKHOLDER. Each STOCKHOLDER and NEWBURY STOCKHOLDER shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the Exchange, other than Transfer Taxes, if any, imposed by the State of Delaware. Each STOCKHOLDER and NEWBURY STOCKHOLDER shall file all necessary documentation and Returns with respect to such Transfer Taxes. In addition, each STOCKHOLDER and NEWBURY STOCKHOLDER acknowledges that he or she, and not the COMPANY, NEWBURY or PARENT will pay all Taxes due and payable by such STOCKHOLDER or NEWBURY STOCKHOLDER upon receipt of the consideration payable to such STOCKHOLDER or NEWBURY STOCKHOLDER pursuant to Section 1 hereof, and that he or she will assume all Tax risks and liabilities of such STOCKHOLDER or NEWBURY STOCKHOLDER in connection with the transactions contemplated hereby.

      18.7 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

            (a)   If to PARENT, addressed at:

                  Nationwide Staffing, Inc.
                  600 Travis, Suite 6200
                  Houston, Texas  77002
                  Attn:  Larry E. Darst, Chief Executive Officer

            with copies to:

                  Rick L Wittenbraker
                  Bracewell & Patterson, L.L.P.
                  South Tower Pennzoil Place
                  711 Louisiana Street, Suite 2900
                  Houston, Texas  77002-2781

            (b) If to the STOCKHOLDERS or the NEWBURY STOCKHOLDERS, addressed to them at their addresses set forth on the Stockholder Signature Page or the Newbury Stockholder Signature Page, with copies to:

                  Geoffrey T. Chalmers, Esq.
                  33 Broad Street
                  Suite 1100
                  Boston, Massachusetts 02109

            (c)  If to the COMPANY, addressed to it at:

                  396 Commonwealth Avenue
                  P.O. Box 740
                  Boston, Massachusetts 02117-740


            with copies to:

                  Geoffrey T. Chalmers, Esq.
                  33 Broad Street
                  Suite 1100
                  Boston, Massachusetts 02109

            (d)  If to NEWBURY, addressed to it at:

                  396 Commonwealth Avenue
                  P.O. Box 740
                  Boston, Massachusetts 02117-740

            with copies to:

                  Geoffrey T. Chalmers, Esq.
                  33 Broad Street
                  Suite 1100
                  Boston, Massachusetts 02109

or to such other address or counsel as any party hereto shall specify pursuant to this Section 18.7 from time to time.

      18.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard or reference to any conflict-of-law principles that would refer to the law of any other state or jurisdiction.

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
      18.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the applicable Expiration Date.

      18.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

      18.11 TIME.  Time is of the essence with respect to this Agreement.

      18.12 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

      18.13 REMEDIES CUMULATIVE. Except as expressly specified herein to the contrary, no right, remedy or election given by any term of this Agreement shall be deemed exclusive but such shall be cumulative with all other rights, remedies and elections available at law or in equity.

      18.14 CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement, and shall not be used to construe or interpret any provision hereof.

      18.15 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of PARENT, NEWBURY, the COMPANY, and the STOCKHOLDERS and NEWBURY STOCKHOLDERS who collectively hold or who will hold at least 50% of the Parent Stock issued or to be issued upon consummation of the Exchange. Any amendment or waiver effected in accordance with this Section

18.15 shall be binding upon the of the parties hereto, any other person receiving Parent Stock in connection with the Exchange and the future holder of such Parent Stock.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    "PARENT"
                                    NATIONWIDE STAFFING, INC.


                                    By: Larry E. Darst
                                       Name:   Larry E. Darst
                                       Title:  President and Chief Executive
                                               Officer

                                    "COMPANY"
                                    ALTERNATIVE SOLUTIONS, INC.

                                    By:
                                       Name:
                                       Title:

                                    "NEWBURY"
                                    NEWBURY EMPLOYMENT, INC.

                                    By:
                                       Name:
                                       Title:

                  COMPANY STOCKHOLDER SIGNATURE PAGE


                                           Address:
Print Name: John Cogliano, Jr.


                                           Address:
Print Name: John M. Cogliano


                                           Address:
Print Name: Herbert J. Cogliano


JOHN COGLIANO JR. 1997 TRUST               Address:
FOR HELEN COGLIANO


By:______________________________
Print Name:
Title: Trustee

NEWBURY EMPLOYMENT, INC.

By: Stephen M. Alter                       Address:
Print Name: Stephen M. Alter
Title: President

                  NEWBURY STOCKHOLDER SIGNATURE PAGE
                                           Address:
Print Name: Stephen M. Alter
                                           Address:
Print Name: Arlene Mitnick
                                           Address:
Print Name: Kevin D. Alter
                                           Address:
Print Name: Jodi Inangelo
                                      -61-